Exhibit 4.5

CLIFFORD CHANCE US LLP

Dated as of September 20, 2017

iSTAR INC.
3.125% CONVERTIBLE SENIOR NOTES DUE 2022

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

THIRTY-SECOND
SUPPLEMENTAL INDENTURE

i

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		Page

Section 11.06.	Rules by Trustee and Agents	69
Section 11.07.	No Personal Liability of Directors, Officers, Employees and Stockholders	69
Section 11.08.	Governing Law	69
Section 11.09.	No Adverse Interpretation of Other Agreements	69
Section 11.10.	Successors	70
Section 11.11.	Severability	70
Section 11.12.	Counterpart Originals	70
Section 11.13.	Table of Contents, Headings, etc.	70
Section 11.14.	Force Majeure	70
Section 11.15.	USA PATRIOT Act	70

EXHIBITS

Exhibit A                                             LEGENDS

Exhibit B                                             FORM OF NOTE

Exhibit C                                             FORM OF TRANSFER CERTIFICATE

SUPPLEMENTAL INDENTURE dated as of September 20, 2020 between iSTAR INC., a Maryland corporation (the “Company”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”).

The Company has heretofore delivered to the Trustee a Base Indenture, dated as of February 5, 2001, a form of which has been filed with the Securities and Exchange Commission under the Securities Act as an exhibit to the Company’s Registration Statement on Form S-3 (Registration No. 333-220353), providing for the issuance from time to time of debt securities of the Company.

The Board of Directors of the Company has duly adopted resolutions authorizing the Company to execute and deliver this Supplemental Indenture and to issue Notes governed hereby.

The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.         Definitions.

“Additional Interest” has the meaning set forth in Section 3.04(a).  All references herein to “interest” include any Additional Interest.

“Additional Notes” means additional Notes (other than the Initial Notes) issued under this Supplemental Indenture in accordance with Section 2.02, as part of the same series as the Initial Notes.

“Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified Person.  The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative of the foregoing.

“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer or exchange.

“Bankruptcy Law” means Title 11, United States Code, as amended, or any similar United States federal or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

“Base Indenture” means the indenture dated as of February 5, 2001 between the Company and the Trustee as amended or supplemented from time to time after the date hereof.

“Board of Directors” means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

“Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

“Capital Stock” means:

(a)                                 with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person; and

(b)                                 with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

“Change of Control” means the occurrence of one or more of the following events:

(a)                                 the acquisition by any “person,” including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions of shares of the Company’s Capital Stock entitling that person to exercise 50% or more of the total voting power of all shares of the Company’s capital stock entitled to vote generally in elections of directors;

(b)                                 any (i) recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination) as a result of which the Common Stock would be converted into, or converted for, stock, other securities, other property or assets or (ii) share exchange, consolidation, or merger with or into, any other Person or any merger of another Person into the Company, or (iii) conveyance, transfer, sale, lease or other disposition of all or substantially all of the Company’s and its Subsidiaries’ properties and assets to another Person; provided that any transaction pursuant to which holders of all classes of the Company’s Capital Stock immediately prior to a transaction that is a share exchange, consolidation or merger have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of the Capital Stock of the continuing or surviving entity entitled to vote generally in the election of directors of the continuing or surviving entity immediately after the transaction in substantially the same proportions as such entitlement immediately prior to such transaction shall not be a Change of Control pursuant to this clause (b);

(c)                                  the Company’s stockholders pass a resolution approving a plan of liquidation or dissolution; or

(d)                                 Continuing Directors cease to constitute at least a majority of the Board of Directors.

However, a Change of Control will not be deemed to have occurred if, in the case of a merger or consolidation, at least 90% of the consideration (excluding cash payments for fractional shares and cash payments pursuant to dissenters’ appraisal rights) received or to be received in connection with such merger or consolidation constituting a Change of Control consists of shares of common stock traded or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors), or which will be so traded or quoted when issued or converted in connection with such Change in Control, and as a result of such transaction or transactions, such consideration becomes the Reference Property for the Notes in accordance with Section 9.11.

“Charter” means the Charter of the Company, as the same may be amended, supplemented or restated from time to time, and including any successor thereto or, if the Company shall at any time be an entity other than a corporation, the organizational or governing documents of such other entity.

“close of business” means 5:00 p.m. (New York City time).

“Code” means the Internal Revenue Code of 1986, as amended, or any successor statute thereto.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this Supplemental Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Common Stock” means the shares of common stock of the Company, par value $0.001 per share, as they exist on the date of this Supplemental Indenture or any other shares of Capital Stock of the Company into which the Common Stock shall be reclassified or changed.

“Company” means iStar Inc. and any and all successors thereto that become a party to this Supplemental Indenture in accordance with its terms.

“Company Order” means a written request or order signed in the name of the Company by any Officer.

“Continuing Director” means a director who either was a member of the Board of Directors on September 14, 2017 or who becomes a member of the Board of Directors subsequent to that date and whose election, appointment or nomination for election by the Company’s stockholders is duly approved by a majority of the Continuing Directors on the Company’s Board of Directors at the time of such approval, either by a specific vote or by approval of the proxy statement issued by the Company on behalf of the entire Board of Directors in which such individual is named as nominee for director.  Solely for purposes of this definition, the phrase “or a committee of such board duly authorized to act for it hereunder” of the definition of “Board of Directors” will not apply.

“Conversion Price” per share of Common Stock as of any day means the result obtained by dividing (a) $1,000 by (b) the then applicable Conversion Rate.

“Conversion Rate” means the rate at which shares of Common Stock shall be delivered upon conversion, which rate shall be initially 64.3563 shares of Common Stock for each $1,000 principal amount of Notes, as adjusted from time to time pursuant to the provisions of this Supplemental Indenture.

“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 11.02 or such other address as to which the Trustee may give notice to the Company.

“Custodian” means any custodian, receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

“Daily Conversion Value” means, for each of the 40 consecutive Trading Days during the relevant Observation Period, 1/40th of the product of (1) the Conversion Rate on such Trading Day and (2) the Daily VWAP on such Trading Day.

“Daily Measurement Value” means $25.00.

“Daily Settlement Amount” means for each of the 40 consecutive Trading Days during the relevant Observation Period an amount (A) of cash equal to the lesser of (i) the Daily Measurement Value, and (ii) the Daily Conversion Value; and (B) if the Daily Conversion Value exceeds the Daily Measurement Value, a number of shares equal to (i) the difference between the Daily Conversion Value and the Daily Measurement Value, divided by (ii) the Daily VWAP for such Trading Day.

“Daily VWAP” means, for each of the 40 consecutive Trading Days during the relevant Observation Period, the per share volume weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “STAR US<equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume weighted average price is unavailable, the market value of one share of the Common Stock on such Trading Day determined, using a volume weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The Daily VWAP will be determined without regard to after hours trading or any other trading outside of the regular trading session trading hours.

“Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06, in the form of Exhibit A except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Supplemental Indenture.

“Dollars” and “$” means the lawful money of the United States.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto, and the rules and regulations promulgated thereunder.

“Form of Fundamental Change Repurchase Notice” shall mean the “Form of Fundamental Change Repurchase Notice” attached to the Form of Note attached hereto as Exhibit A.

“Free Trade Date” means the date that is one year after the last date of original issuance of the Notes (including the last date of issuance of Additional Notes pursuant to the exercise of the option to purchase additional Notes set forth in the Purchase Agreement).

“Freely Tradable” means, with respect to the Notes and the shares of Common Stock issuable upon conversion of the Notes, that such Notes or such shares of Common Stock: (a) are eligible to be sold by a Person who has not been an Affiliate of the Company during the preceding three months without any volume or manner of sale restrictions under the Securities Act, (b) do not bear a Restricted Securities Legend or Restricted Stock Legend and (c) with respect to Global Notes only, are identified by an unrestricted CUSIP number in the facilities of the Depositary.

“Fundamental Change” means the occurrence of either a Change of Control or a Termination of Trading.

“Fundamental Change Effective Date” means the date on which any Fundamental Change becomes effective.

“Fundamental Change Repurchase Price” of any Note, means 100% of the principal amount of the Note to be repurchased plus accrued and unpaid interest, if any, to, but excluding, the Fundamental Change Repurchase Date; provided that if the Fundamental Change Repurchase Date is after a Regular Record Date and on or prior to the corresponding Interest Payment Date, the Fundamental Change Repurchase Price shall not include any accrued and unpaid interest.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States.  For the avoidance of doubt, revenues, expenses, gains and losses that are included in results of discontinued operations because of the application of ASC 205-20 will be treated as revenues, expenses, gains and losses from continuing operations.

“Global Note Legend” means the legend set forth in Exhibit A which is required to be placed on all Global Notes issued under this Supplemental Indenture.

“Global Notes” means, individually and collectively, the Global Notes, in the form of Exhibit B, issued in accordance with Section 2.01 or 2.06.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, and for the payment of which the United States pledges its full faith and credit.

“Holder” means a Person in whose name a Note is registered on the Registrar’s books.

“Indenture” means the Base Indenture together with this Supplemental Indenture.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means the $250 million principal amount of 3.125% Convertible Senior Notes due 2022 of the Company issued on the Issue Date.

“Interest Payment Date” means March 15 and September 15 of each year, commencing March 15, 2018.

“Issue Date” means September 20, 2017, the date of original issuance of the Initial Notes.

“Last Reported Sale Price” of the Common Stock on any date means the closing sale price per share of the Common Stock (or if no closing sale price is reported, the average of the bid and ask prices per share or, if more than one in either case, the average of the average bid and the average ask prices per share) on such date reported in composite transactions for the primary exchange or quotation system on which the Common Stock is then traded or quoted.  If the Common Stock is not so traded or quoted on the relevant date, the “Last Reported Sale Price” shall be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by Pink OTC Markets Inc. or a similar organization.  If the Common Stock is not so quoted, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices for the Common Stock on such date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose. The “last reported sale price” will be determined without regard to after hours trading or any other trading outside of regular trading session hours.

“Lien” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

“Make-Whole Fundamental Change” means any event which is a Change of Control (other than pursuant to clauses (iii) and (iv)) and, if applicable, where more than 10% of the consideration (excluding cash payments for fractional shares and cash payments pursuant to dissenters’ appraisal rights) received or to be received by the Company’s shareholders in connection with such Fundamental Change consists of cash or assets other than common stock traded or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors).

“Make-Whole Fundamental Change Effective Date” means the date on which any Make-Whole Fundamental Change becomes effective.

“Market Disruption Event” means (i) a failure by the primary exchange or quotation system on which the Common Stock trades or is quoted to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any Trading Day for the Common Stock of an aggregate one half-hour period of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Stock or in any options, contracts or futures contracts relating to the Common Stock.

“Maturity” when used with respect to the Notes means the date on which the principal of the Notes becomes due and payable as therein provided or as provided in this Supplemental Indenture whether by declaration of acceleration, purchase or otherwise.

“Maturity Date” means September 15, 2022.

“Non-Recourse Indebtedness” means any of the Company’s or any of its Subsidiaries’ indebtedness that is:

(a)                                 specifically advanced to finance the acquisition of investment assets and secured only by the assets to which such indebtedness relates without recourse to the Company or any of its Subsidiaries (other than subject to such customary carve-out matters for which the Company or its Subsidiaries acts as a guarantor in connection with such indebtedness, such as fraud, misappropriation and misapplication, unless, until and for so long as a claim for payment or performance has been made thereunder (which has not been satisfied) at which time the obligations with respect to any such customary carve-out shall not be considered Non-Recourse Indebtedness, to the extent that such claim is a liability of the Company for GAAP purposes);

(b)                                 advanced to any of the Company’s Subsidiaries or group of its Subsidiaries formed for the sole purpose of acquiring or holding investment assets against, which a loan is obtained that is made without recourse to, and with no cross-collateralization against, the Company or any of the Company’s Subsidiaries’ other assets (other than subject to such customary carve-out matters for which the Company or its Subsidiaries acts as a guarantor in connection with such indebtedness, such as fraud, misappropriation and misapplication, unless, until and for so long as a claim for payment or performance has been made thereunder (which has not been satisfied) at which time the obligations with respect to any such customary carve-out shall not be considered Non-Recourse Indebtedness, to the extent that such claim is a liability of the Company for GAAP purposes) and upon complete or partial liquidation of which the loan must be correspondingly completely or partially repaid, as the case may be; or

(c)                                  specifically advanced to finance the acquisition of real property and secured by only the real property to which such indebtedness relates without recourse to the Company or any of its Subsidiaries (other than subject to such customary carve-out matters for which the Company or its Subsidiaries acts as a guarantor in connection with such indebtedness, such as fraud, misappropriation and misapplication, unless, until and for so long as a claim for payment or performance has been made thereunder (which has not been satisfied) at which time the obligations with respect to any such customary carve-out shall not be considered Non-Recourse Indebtedness, to the extent that such claim is a liability of the Company for GAAP purposes).

“Notes” means, collectively, the Initial Notes and the Additional Notes, if any, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Supplemental Indenture.

“NYSE” means the New York Stock Exchange.

“Observation Period” with respect to any Note surrendered for conversion means: (i) subject to (ii) below, if the relevant Conversion Date occurs prior to June 15, 2022, the 40 consecutive trading day period beginning on, and including, the second Trading Day immediately succeeding such Conversion Date; and (ii) subject to (i), if the relevant Conversion Date occurs on or after June 15, 2022, the 40 consecutive Trading Days beginning on, and including, the 42nd Scheduled Trading Day immediately preceding Maturity.

“Offering Memorandum” means the final offering memorandum for the offering and sale of the Notes dated September 14, 2017.

“Officer” means, with respect to any Person, the President, Chief Executive Officer, Chief Investment Officer, any Vice President, Chief Operating Officer, Treasurer, Secretary or the Chief Financial Officer of such Person.

“Officers’ Certificate” means, with respect to any Person, a certificate signed by two Officers of such Person; provided, however, that every Officers’ Certificate with respect to compliance with a covenant or condition provided for in this Supplemental Indenture shall include (i) a statement that the Officers making or giving such Officers’ Certificate have read such condition and any definitions or other provisions contained in this Supplemental Indenture relating thereto and (ii) a statement as to whether, in the opinion of the signers, such conditions have been complied with.

“open of business” means 9:00 a.m. (New York City time).

“Opinion of Counsel” means an opinion from legal counsel that meets the requirements of Section 11.05.  The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company.

“Participant” means, with respect to the Depositary, a Person who has an account with the Depositary.

“Person” means an individual, partnership, corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

“Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

“Purchase Agreement” means the Purchase Agreement, dated September 14, 2017, between the Company and the initial purchasers parties thereto.

“Regular Record Date” means the March 1 and September 1, as the case may be,  immediately preceding the related Interest Payment Date.

“Responsible Officer” means, when used with respect to the Trustee, any vice president, assistant vice president, assistant treasurer, trust officer or any other officer within the corporate trust department of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also shall mean, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge and familiarity with the particular subject and who shall have direct responsibility for the administration of the Indenture.

“Restricted Securities Legend” means a legend in the form set forth in Exhibit A, or any other substantially similar legend indicating the restricted status of the Notes under Rule 144.

“Restricted Stock Legend” means a legend in the form set forth in Exhibit A, or any other substantially similar legend indicating the restricted status of the shares of Common Stock under Rule 144.

“Rights” means any common stock or preferred stock purchase right or warrant, as the case may be, that all or substantially all shares of Common Stock may be entitled to receive under a Rights Plan.

“Rights Plan” means any common stock or preferred stock rights plan or any similar plan in effect as of the date of this Supplemental Indenture or adopted by the Company after the date hereof or any replacement or successor rights plan.

“Rule 144” means Rule 144 under the Securities Act (or any successor provision), as it may be amended from time to time.

“Rule 144A” means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which Common Stock is listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, Scheduled Trading Day means a Business Day.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute or statutes thereto, and the rules and regulations of the Commission promulgated thereunder.

“Significant Subsidiary,” with respect to any Person, means any Subsidiary of such Person that satisfies the criteria for a “significant subsidiary” set forth in Rule 1.02(w) of Regulation S-X under the Exchange Act.

“Stock Price” means the price paid or deemed to be paid per share of the Common Stock in connection with a Make-Whole Fundamental Change, subject to adjustment and as determined pursuant to Section 9.02(a).

“Subsidiary,” with respect to any Person, means:

(1)                                 any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person; or

(2)                                 any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

“Supplemental Indenture” means this Supplemental Indenture, as amended or supplemented from time to time.

“Termination of Trading” means the Common Stock (or other common stock into which the Notes are then convertible) ceases to be listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors).

“Trading Day” for the purposes of determining amounts due upon conversion only, means a day on which (i) there is no Market Disruption Event and (ii) trading in the Common Stock generally occurs on The New York Stock Exchange or, if the Common Stock is not then listed on The New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then listed or admitted for trading; provided, however, that if the Common Stock is not so listed or admitted for trading, Trading Day means a Business Day. For all other purposes, Trading Day means a day on which (i) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading and (ii) a Last Reported Sale Price for our common stock is available; provided, however, that if the Common Stock is not listed or traded on any exchange or other market, Trading Day means a Business Day.”

“Trustee” means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Supplemental Indenture and thereafter means the successor serving hereunder.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

Section 1.02.         Other Definitions.

Term	Defined in Section

“Acceleration Notice”	5.02
“Agent Members”	2.07
“Authentication Order”	2.02
“Conversion Agent”	2.03
“Conversion Date”	9.03
“DTC”	2.03
“Event of Default”	5.01
“Ex-Dividend Date”	9.07
“Expiration Date”	9.07
“Fundamental Change Company Notice”	10.01
“Fundamental Change Repurchase Date”	10.01
“Fundamental Change Repurchase Notice”	10.01
“Make-Whole Fundamental Change Notice”	9.02
“Make-Whole Fundamental Change Premium”	9.02
“Paying Agent”	2.03
“QIBs”	2.01
“Reference Property”	9.11
“Register”	2.03
“Registrar”	2.03
“Restricted Notes”	2.06
“Spin-Off”	9.07
“Surviving Entity”	4.01
“transfer”	2.06
“Trigger Event”	9.07
“Valuation Period”	9.07

Section 1.03.         Incorporation by Reference of Trust Indenture Act.  Whenever this Supplemental Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Supplemental Indenture.

All terms used in this Supplemental Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by Commission rule under the Trust Indenture Act have the meanings so assigned to them.

Section 1.04.         Rules of Construction.  Unless the context otherwise requires:

(a)           a term has the meaning assigned to it;

(b)           an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)           “or” is not exclusive;

(d)           words in the singular include the plural, and in the plural include the singular;

(e)           provisions apply to successive events and transactions;

(f)            references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the Commission from time to time; and

(g)           all references to interest or any other amount payable on or with respect to the Notes shall be deemed to include any Additional Interest.

ARTICLE II

THE NOTES

Section 2.01.         Form and Dating.

(a)           General.  The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto.  The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage.  Each Note shall be dated the date of its authentication.  The Notes shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

(b)           The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Supplemental Indenture and the Company, and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any Note or the Base Indenture conflicts or is inconsistent with the express provisions of this Supplemental Indenture, the provisions of this Supplemental Indenture shall govern and be controlling.

(c)           Initial Notes. The Notes initially shall be offered and sold only to qualified institutional buyers as defined in Rule 144A (“QIBs”) in reliance on Rule 144A and shall be issued in the form of Global Notes that shall be deposited with the Trustee at the Corporate Trust Office of the Trustee, as custodian for the Depositary and registered in the name of the Depositary or the nominee thereof, duly executed by the Company and authenticated by the Trustee as hereinafter provided.

(d)           Legends.

(i)            Each Global Note shall bear the Global Note Legend unless otherwise directed by the Company.

(ii)           Each Restricted Note shall bear the Restricted Securities Legend. Each Note that bears or is required to bear the Restricted Securities Legend shall be subject to the restrictions on transfer set forth therein, and each Holder of such Note, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer.

(iii)          Every stock certificate representing the shares of Common Stock issued in the circumstances described in Section 2.06(g) hereof shall bear the Restricted Stock Legend unless removed in accordance with the provisions of Section 2.06(j) or otherwise at the direction of the Company.

(e)           Global Notes.  Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including, in each case, the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto).  Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, repurchases and conversions.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with written instructions given by the Holder thereof as required by Section 2.06 hereof.

(f)            Book-Entry Provisions.  Participants and Indirect Participants shall have no rights either under this Supplemental Indenture or under any Global Note with respect to such Global Note held on their behalf by the custodian for the Depositary, and the Company, the Trustee and any agent of the Company or the Trustee shall be entitled to treat the Depositary as the absolute owner of such Global Note for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any Agent from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants, the operation of customary practices of the Depositary governing the exercise of the rights of an owner of a beneficial interest in any Global Note.

Section 2.02.         Execution and Authentication.  One or more Officers shall sign the Notes on behalf of the Company by manual or facsimile signature.

If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

A Note shall not be valid until authenticated by the manual signature of the Trustee.  The signature shall be conclusive evidence that the Note has been authenticated under this Supplemental Indenture.

The Trustee shall, upon receipt of a written order of the Company signed by one or more Officers (an “Authentication Order”), authenticate Notes for original issue on the Issue Date in aggregate principal amount not to exceed $287,500,000.  The Trustee shall authenticate Additional Notes thereafter (so long as permitted by the terms of this Supplemental Indenture) for original issue upon receipt of one or more Authentication Orders in aggregate principal amount as specified in such order (other than as provided in Section 2.08); provided that if any Additional Notes are not fungible with the Notes for U.S. federal income tax purposes, such Additional Notes shall be issued as a separate series under this Supplemental Indenture and shall have a separate CUSIP number from the Notes.  Each such Authentication Order shall specify the amount of Notes to be authenticated, whether the Notes are to be Initial Notes or Additional Notes and whether the Notes are to be issued as Definitive Notes or Global Notes or such other information as the Trustee shall reasonably request.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes.  An authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Supplemental Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.03.         Registrar, Paying Agent and Conversion Agent.  The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange or purchase (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”) and an office or agency where Notes may be presented for conversion (“Conversion Agent”).  The Registrar shall keep a register of the Notes (the “Register”) and of their transfer, exchange, purchase and conversion.  The Company may appoint one or more co-registrars and one or more additional paying agents.  The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent and the term “Conversion Agent” includes any additional Conversion Agent.  The Company may change any Paying Agent, Registrar or Conversion Agent without notice to any Holder.  The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Supplemental Indenture.  If the Company fails to appoint or maintain another entity as Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such.  The Company or any of its Subsidiaries may act as Paying Agent, Registrar or Conversion Agent.

The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The Company initially appoints the Trustee to act as the Registrar, Paying Agent and Conversion Agent and to act as Custodian with respect to the Global Notes.

Section 2.04.         Paying Agent and Conversion Agent To Hold Money in Trust.  The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the

Paying Agent for the payment of principal or interest on the Notes, and will notify the Trustee in writing of any default by the Company in making any such payment.  While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  The Company at any time may require a Paying Agent to pay all money held by it to the Trustee.  Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money.  If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.  Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

The Company shall require each Registrar other than the Trustee to agree in writing that the Registrar will hold in trust for the benefit of Holders or the Trustee all shares of Common Stock or Reference Property held by the Registrar for the delivery in respect of converted Notes, and will notify the Trustee in writing of any default by the Company in making delivery of such shares of Common Stock or Reference Property.  While any such default continues, the Trustee may require a Registrar to pay all shares of Common Stock and/or Reference Property held by it to the Trustee.  The Company at any time may require a Registrar to deliver all shares of Common Stock and Reference Property held by it to the Trustee.  Upon delivery over to the Trustee, the Registrar (if other than the Company or a Subsidiary) shall have no further liability for such shares of Common Stock or Reference Property.  If the Company or a Subsidiary acts as Registrar, it shall segregate and hold in a separate trust fund for the benefit of the Holders all shares of Common Stock and Reference Property held by it as Registrar.  Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Registrar for the Notes.

Section 2.05.         Holder Lists.  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with Trust Indenture Act §312(a).  If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders and the Company shall otherwise comply with Trust Indenture Act §312(a).

Section 2.06.         Transfer and Exchange.

(a)           Subject to Section 2.07 hereof, upon surrender for registration of transfer of any Note, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Holder or such Holder’s attorney-in-fact duly authorized in writing, at the office or agency of the Company-designated Registrar or co-Registrar pursuant to Section 2.03, (i) the Company shall execute, and the Trustee (or any authenticating agent) shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination or denominations, of a like aggregate principal amount and bearing such restrictive legends as may be required by this Supplemental Indenture and (ii) the Registrar shall record the information required pursuant to Section 2.03 or this Section 2.06 regarding the designated transferee or transferees in the Register. The Company shall not charge a service charge for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the registration of, transfer or exchange of the Notes from the Holder requesting such transfer or exchange.

At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination or denominations, of a like aggregate principal amount, upon surrender of the Notes to be exchanged, at such office or agency, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Holder or such Holder’s attorney-in-fact duly authorized in writing, and documents of identity and title satisfactory to Registrar. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.

The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of Notes in respect of which a Fundamental Change Repurchase Notice has been given and not validly withdrawn by the Holder thereof in accordance with the terms of this Supplemental Indenture (except, in the case of Notes to be repurchased in part, the portion of such Notes not to be repurchased).

(b)           Notwithstanding any provision to the contrary herein, so long as a Global Note remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Note, in whole or in part, shall be made only in accordance with Section 2.07 and this Section 2.06(b). Transfers of a Global Note shall be limited to transfers of such Global Note to the Depositary, to nominees of the Depositary or to a successor of the Depositary or such successor’s nominee.

(c)           Successive registrations and registrations of transfers and exchanges as aforesaid may be made from time to time as desired, and each such registration shall be noted on the Register.

(d)           Any Registrar appointed pursuant to Section 2.03 shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Notes upon transfer or exchange of Notes.

(e)           No Registrar shall be required to make registrations of transfer or exchange of Notes during any periods designated in Paragraph 6 of the form of Note attached as Exhibit B hereto or in this Supplemental Indenture as periods during which such registration of transfers and exchanges need not be made.

(f)            Transfer Restrictions.

(i)            Every Note that bears or is required under this Section 2.06(f) to bear the Restricted Securities Legend required by Section 2.01(d) (the “Restricted Notes”) shall be subject to the restrictions on transfer set forth in this Section 2.06(f) unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Company, and the Holder of each such Restricted Note, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.06(f), and Sections 2.06(g), 2.07(b) and

2.07(c), the term “transfer” encompasses any sale, pledge, transfer, loan, hypothecation or other disposition whatsoever of any Restricted Note. Except as otherwise provided in this Supplemental Indenture with respect to any Restricted Notes (including, without limitation, Section 2.06(i) below) or as permitted under the terms of such Restricted Securities Legend, if a request is made to remove the legend on any Restricted Note, the legend shall not be removed unless there is delivered to the Company and the Registrar such satisfactory evidence that neither the Restricted Securities Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144, that such Notes are not “restricted” within the meaning of Rule 144 or that transfers thereof comply with all other applicable securities laws and regulations. In such a case, upon (i) provision of such satisfactory evidence, or (ii) notification by the Company to the Trustee and Registrar of the sale of such Note pursuant to a registration statement that is effective at the time of such sale, the Trustee, pursuant to a Company Order, shall authenticate and deliver a Note that does not bear the Restricted Securities Legend.

(ii)           Except as provided elsewhere in this Supplemental Indenture (including, without limitation, Section 2.06(i) below), until the later of (x) the date that is one year after the last date of original issuance of the Notes and (y) the date that is three months after the Holder ceases to be an Affiliate of the Company, any certificate evidencing such Notes (and all securities issued in exchange therefor or substitution thereof, other than Common Stock, if any, issued upon conversion thereof, which shall bear the Restricted Stock Legend, if applicable) shall bear the Restricted Securities Legend unless such Notes have been transferred (a) to the Company, (b) under a registration statement that has been declared effective under the Securities Act, or (c) under any other available exemption from the registration requirements of the Securities Act pursuant to which the Notes are not required to bear the Restricted Securities Legend.

(iii)          No transfer of any Note prior to the Free Trade Date will be registered by the Registrar unless the applicable box on the Form of Transfer Certificate has been checked.

(g)           Legends on the Common Stock.

(i)            Except as provided elsewhere in this Supplemental Indenture (including, without limitation, Section 2.06(j) below), until the later of (x) the date that is one year after the last date of original issuance of the Notes and (y) the date that is three months after the holder of such shares of Common Stock ceases to be an Affiliate of the Company, any stock certificate representing shares of the Common Stock issued upon conversion of such Notes shall bear the Restricted Stock Legend unless the Notes or such Common Stock, as applicable, has been transferred (a) to the Company; (b) under a registration statement that has been declared effective under the Securities Act; or (c) under any other available exemption from the registration requirements of the Securities Act pursuant to which the shares of Common Stock are not required to bear the Restricted Stock Legend.

(ii)           Any such shares of Common Stock as to which such restrictions on transfer shall have expired in accordance with their terms may, subject to applicable securities laws and regulations and upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like aggregate number of shares of Common Stock which shall not bear the Restricted Stock Legend.

(h)           The Company shall not permit any Note that is purchased or owned by the Company or any Affiliate thereof to be resold by the Company or such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Notes, as the case may be, no longer being “restricted securities” (as defined under Rule 144). If the legend is removed from the face of a Note and the Note is subsequently held by the Company or an Affiliate of the Company, the legend shall be reinstated.

(i)            So long as and to the extent that any Notes are represented by one or more Global Notes held by or on behalf of the Depositary only, the Company may cause the removal of the Restricted Securities Legend from such Notes at any time on or after the Free Trade Date by:

(i)            providing to the Trustee written notice stating that the Free Trade Date has occurred and instructing the Trustee to remove the Restricted Securities Legend from such Notes;

(ii)           providing to the Holders of such Notes written notice that the Restricted Securities Legend has been removed or deemed removed;

(iii)          providing to the Trustee and the Depositary written notice to change the CUSIP number for the Notes to the applicable unrestricted CUSIP number; and

(iv)          complying with any Applicable Procedures for delegending;

whereupon the Restricted Securities Legend shall be deemed removed from any Global Notes without further action on the part of Holders.

(j)            On and after the Free Trade Date, the Company shall also (i) instruct the transfer agent for the Common Stock to remove the Restricted Stock Legend from any shares of Common Stock issued upon conversion of the Notes that bear the Restricted Stock Legend; (ii) notify the holders of any shares of Common Stock issued upon conversion of the Notes (to the extent any shares of Common Stock have been issued upon conversion of the Notes) that such Restricted Stock Legend has been removed; (iii) if relevant, notify the transfer agent for the Common Stock to change the CUSIP number for any shares of Common Stock issued upon conversion of the Notes to the applicable unrestricted CUSIP number; and (iv) comply with any Applicable Procedures that apply to the delegending of any shares of Common Stock issued upon conversion of a Note.

Section 2.07.         Transfer Restrictions.

(a)           Notwithstanding any other provisions of this Supplemental Indenture or the Notes, (A) transfers of a Global Note, in whole or in part, shall be made only in accordance with Sections 2.06 and 2.07(a)(i); (B) transfers of a beneficial interest in a Global Note for a Definitive Note shall comply with Sections 2.06 and 2.07(a)(ii), and (C) transfers of a Definitive Note shall comply with Sections 2.06 and 2.07(a)(iii) and (iv) below. All such transfers shall comply with the Applicable Procedures to the extent so required.

(i)            Transfer of Global Note. A Global Note may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no transfer of a Global Note to any other Person may be registered;  provided  that this clause (i) shall not prohibit any transfer of a Note that is issued in exchange for a Global Note but is not itself a Global Note. No transfer of a Note to any Person shall be effective under this Supplemental Indenture or the Notes unless and until such Note has been registered in the name of such Person. Nothing in this Section 2.07(a)(i) shall prohibit or render ineffective any transfer of a beneficial interest in a Global Note effected in accordance with the other provisions of this Section 2.07(a).

(ii)           Restrictions on Transfer of a Beneficial Interest in a Global Note for a Definitive Note.

(A)          A beneficial interest in a Global Note may not be exchanged for a Definitive Note unless:

(1)           DTC notifies the Company that it is unwilling or unable to continue as Depositary for such Global Note and a successor Depositary is not appointed by the Company within 90 days of such notice; or

(2)           DTC ceases to be registered as a clearing agency under the Exchange Act and a successor Depositary is not appointed by the Company within 90 days of such cessation, in which case Definitive Notes shall be issued to all owners of beneficial interests in a Global Note in exchange for their beneficial interests.

In connection with the exchange of an entire Global Note for Definitive Notes pursuant to this Section 2.07(a)(ii), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and upon Company Order the Trustee shall authenticate and deliver, to each beneficial owner identified by DTC in exchange for its beneficial interest in such Global

Note, an equal aggregate principal amount of Definitive Notes of authorized denominations.

(3)           An Event of Default has occurred and is continuing, in which case, the owner of a beneficial interest in a Global Note will be entitled to receive a Definitive Note in exchange for its beneficial interest in such Global Note.

(B)          Upon receipt by the Registrar of instructions from the Holder of a Global Note directing the Registrar to (x) issue one or more Definitive Notes in the amounts specified to the owner of a beneficial interest in such Global Note and (y) debit or cause to be debited an equivalent amount of beneficial interest in such Global Note, subject to the Applicable Procedures:

(1)           the Registrar shall notify the Company and the Trustee of such instructions and identify the owner of and the amount of such beneficial interest in such Global Note;

(2)           the Company shall promptly execute, and upon Company Order, the Trustee shall authenticate and deliver, to such beneficial owner Definitive Note(s) in an equivalent amount to such beneficial interest in such Global Note; and

(3)           the Registrar shall decrease such Global Note by such amount in accordance with the foregoing.

(iii)          Transfer and Exchange of Definitive Notes. When Definitive Notes are presented to the Registrar with a request: (x) to register the transfer of such Definitive Notes; or (y) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange:

(A)          must be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed in writing by the Holder thereof or its duly authorized attorney-in-fact; and

(B)          so long as such Notes are “restricted securities” (as defined under Rule 144), such Notes are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

(1)           if such Definitive Notes are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

(2)           if such Definitive Notes are being transferred to the Company, a certification from such Holder to that effect; or

(3)           if such Definitive Notes are being transferred pursuant to an exemption from registration, (i) a certification from such Holder to that effect (in the form set forth in Exhibit C, if applicable) and (ii) if the Company so requests, an opinion of counsel in form and substance reasonably satisfactory to the Company or any other evidence as to the compliance with the restrictions set forth in the legend thereon that is reasonably satisfactory to the Company.

(iv)          Restrictions on Transfer of a Definitive Note for a Beneficial Interest in a Global Note. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below.

Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

(A)          so long as the Notes are Restricted Notes, certification, in the form set forth in Exhibit C, that such Definitive Note is being transferred to a QIB in accordance with Rule 144A; and

(B)          written instructions directing the Trustee to make, or to direct the Registrar to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Definitive Note and cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate principal amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the Definitive Note to be exchanged, and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Definitive Note so cancelled. If no Global Notes are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers’ Certificate, a new Global Note in the appropriate principal amount.

(b)           Subject to the succeeding Section 2.07(c), every Note shall be subject to the restrictions on transfer provided in Section 2.06(f), including the delivery of an opinion of counsel, if so required. Whenever any Restricted Note is presented or surrendered for registration of transfer or for exchange for a Note registered in a name other than that of the Holder, such Note must be accompanied by a certificate in substantially the form set forth in Exhibit C, dated the date of such surrender and signed by the Holder of such Note, as to compliance with such restrictions on transfer. The Registrar shall not be required to accept for such registration of transfer or exchange any Note not so accompanied by a properly completed certificate.

(c)           The restrictions imposed by Section 2.06(f) upon the transferability of any Note shall cease and terminate when such Note has been sold pursuant to an effective registration statement under the Securities Act or transferred in compliance with Rule 144. Any Note as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon a surrender of such Note for exchange to the Registrar in accordance with the provisions of this Section 2.07 (accompanied, if such restrictions on transfer have terminated by reason of a transfer in compliance with Rule 144 or any successor provision, by an opinion of counsel having substantial experience in practice under the Securities Act and otherwise reasonably acceptable in form and substance to the Company, addressed to the Company, to the effect that the transfer of such Note has been made in compliance with Rule 144), be exchanged for a new Note, of like tenor and aggregate principal amount, which shall not bear the legends required by Section 2.01(d). The Company shall inform the Trustee upon the occurrence of the Free Trade Date and promptly after a registration statement with respect to the Notes or any shares of Common Stock issued upon conversion of the Notes has been declared effective under the Securities Act. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned opinion of counsel or registration statement.

(d)           The provisions of clauses (i), (ii), (iii) and (iv) below shall apply only to Global Notes:

(i)            Notwithstanding any other provisions of this Supplemental Indenture or the Notes, a Global Note shall not be exchanged in whole or in part for a Note registered in the name of any Person other than the Depositary or one or more nominees thereof, provided that a Global Note may be exchanged for Notes registered in the name of any Person designated by the Depositary if (A) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Note or such Depositary has ceased to be a “clearing agency” registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days or (B) an Event of Default has occurred and is continuing with respect to the Notes. Any Global Note exchanged pursuant to clause (A) above shall be so exchanged in whole and not in part, and any Global Note exchanged pursuant to clause (B) above may be exchanged in whole or, from time to time, in part as directed by the Depositary. Any Note issued in exchange for a Global Note or any portion thereof shall be a Global Note; provided that any such Note so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Note.

(ii)           Notes issued in exchange for a Global Note or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Note or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Note to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar. With regard to any Global Note to be exchanged in part, either such Global Note shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Note, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Note issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

(iii)          Subject to the provisions of Section 2.07(e), a Holder may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which such Holder is entitled to take under this Supplemental Indenture or the Notes.

(iv)          In the event of the occurrence of any of the events specified in clause (i) above, the Company will promptly make available to the Trustee a reasonable supply of Definitive Notes in definitive, fully registered form, without interest coupons.

(e)           Neither any members of, or participants in, the Depositary (collectively, the “Agent Members”) nor any other Persons on whose behalf any Agent Member may act shall have any rights under this Supplemental Indenture with respect to any Global Note registered in the name of the Depositary or any nominee thereof, or under any such Global Note, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Note for all purposes whatsoever. The Trustee shall have no responsibility or obligation to any Agent Members or any other Person on whose behalf Agent Members may act with respect to (i) any ownership interests in the Global Note, (ii) the accuracy of the records of the Depositary or its nominee (iii) any notice required hereunder or (iv) any payments, under or with respect to, the Global Note. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a Holder of any Note. The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including

Agent Members and persons that may hold interests through Agent Members, to take any action that a Holder is entitled to take under this Supplemental Indenture or the Notes.

Section 2.08.         Replacement Notes.  If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are met.  An indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced.  The Company may charge for its expenses in replacing a Note (including the Trustee’s expenses).

Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Supplemental Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.09.         Outstanding Notes.  The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding.  Except as set forth in this Section, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

If a Note is replaced pursuant to Section 2.08 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

If the principal amount of any Note is considered paid under Section 3.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, at Maturity, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.10.         Treasury Notes.  In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent pursuant to Sections 5.02, 5.04 or 7.02 or otherwise, Notes owned by the Company, or by any Affiliate of the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.

Section 2.11.         Temporary Notes.  Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes.  Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee.  Without unreasonable delay, the

Company shall prepare and the Trustee shall authenticate Definitive Notes in exchange for temporary Notes.

Holders of temporary Notes shall be entitled to all of the benefits of this Supplemental Indenture.

Section 2.12.         Cancellation.  The Company at any time may deliver Notes to the Trustee for cancellation.  The Registrar, Paying Agent or Conversion Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange, conversion or payment.  The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, conversion, payment, replacement or cancellation and shall dispose of canceled Notes in accordance with its customary procedures (subject to the record retention requirement of the Exchange Act).  The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.13.         Defaulted Interest.  If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 3.01 hereof.  The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment.  The Company shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest.  At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.14.         Record Date.  The Company may set a record date for purposes of determining the identity of Holders entitled to vote or to consent to any action by vote or consent authorized or permitted by Sections 5.04 and 5.05.

Section 2.15.         CUSIP and ISIN Numbers.  The Company in issuing the Notes may use “CUSIP” and “ISIN” numbers (if then generally in use), and, if so, the Trustee shall use CUSIP numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or the omission of such numbers.  The Company will promptly notify the Trustee in writing of any change in the CUSIP or ISIN numbers.

ARTICLE III

COVENANTS

Section 3.01.         Payment of Notes.  The Company shall pay or cause to be paid the principal of and interest on the Notes on the dates and in the manner provided in the Notes.

Principal and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary, holds as of 10:00 a.m., New York City Time, on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal and interest then due.

The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 3.02.         Maintenance of Office or Agency.  The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee or an Affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange, where Notes may be presented for conversion and where notices and demands to or upon the Company in respect of the Notes and this Supplemental Indenture may be served.  The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.  The Company initially appoints the Corporate Trust Office of the Trustee as Conversion Agent.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes.  The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.

Section 3.03.         Reports to Holders.  Whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company shall furnish the Holders of Notes:

(a)           all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that describes in reasonable detail the financial condition and results of operations of the Company and its consolidated Subsidiaries  and, with respect to the annual information only, a report thereon by the Company’s independent registered public accounting firm; and

(b)           all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports, in each case within the time periods specified in the Commission’s rules and regulations.

In addition, whether or not required by the rules and regulations of the Commission, the Company shall file a copy of all such information and reports with the Commission for public availability within the applicable time periods specified in the Commission’s rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.  In addition, the Company agrees that, for so long as any Notes remain outstanding, it will furnish to securities analysts and prospective investors, upon their request, the information described in clauses (a) and (b) above.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 3.04.         Additional Interest.

(a)           If, at any time during the six-month period beginning on, and including, the date which is six months after the last date of original issuance of the Notes offered by the Offering Memorandum, the Company fails to timely file any document or periodic report that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods and other than current reports on Form 8-K), the Company shall pay interest (the “Additional Interest”) on the Notes. Additional interest will accrue on all Notes bearing the Restricted Securities Legend at the rate of 0.50% per annum of the principal amount of such Notes outstanding for each day during such period for which our failure to file has occurred and is continuing.

(b)           Further, if, and for so long as, (i) the Restricted Securities Legend on the Notes has not been removed (or deemed removed), (ii) for Notes that are not in certificated form, such Notes are not identified by an unrestricted CUSIP in the facilities of DTC or any successor depositary for the Notes or (iii) the Notes are not otherwise freely tradable by Holders other than Affiliates of the Company or Holders that were Affiliates of the Company at any time during the three months immediately preceding (without restrictions pursuant to U.S. securities laws) as of the 380th day after the last original issuance date of the Notes (including any Notes issued pursuant to the exercise of the option to purchase additional Notes set forth in the Purchase Agreement), the Company will pay Additional Interest on the Notes at a rate equal to 0.50% per annum until the Restricted Securities Legend has been removed (or deemed removed) from the Notes, the Notes are assigned an unrestricted CUSIP and the Notes are freely tradable as described above by Holders other than Affiliates of the Company (or Holders that were Affiliates of the Company at any time during the immediately preceding three months). The Restricted Securities Legend on the Notes will be deemed removed upon written notice by the Company to the Trustee, and, at such time, the Notes will be automatically assigned an unrestricted CUSIP. However, for the avoidance of doubt, for Notes that are not in certificated form, the Notes will continue to bear Additional Interest pursuant to this subsection (b) until such time as they are identified by an unrestricted CUSIP in the facilities of DTC or any successor depositary for the Notes, as a result of completion of DTC’s mandatory exchange process or otherwise.

(c)           In no event shall Additional Interest accrue at a rate per year in excess of 0.50% pursuant to the Indenture, regardless of the number of events or circumstances giving rise to the requirement to pay such Additional Interest.

(d)           No Additional Interest will accrue after such six month period, regardless of whether such failure has occurred or is continuing. The Company will not pay any Additional Interest or other amounts on the Common Stock, if any, received upon conversion.

(e)           Accrued Additional Interest shall be payable on the same Interest Payment Dates and in the same manner as interest is generally paid on the Notes. The accrual of Additional Interest shall be the exclusive remedy available to Holders of Notes for the failure of the Notes to become Freely Tradable.

If the Company is required to pay Additional Interest to Holders, the Company shall provide a direction or order in the form of a written notice to the Trustee (and if the Trustee is not the Paying Agent, to the Paying Agent) of the Company’s obligation to pay such Additional Interest no later than three Business Days prior to the date on which any such Additional Interest is scheduled to be paid. Such notice shall set forth the amount of Additional Interest to be paid by the Company on such payment date and direct the Trustee (or, if the Trustee is not the Paying Agent, to the Paying Agent) to make payment to the extent it receives funds from the Company to do so. The Trustee shall not at any time be under any duty or responsibility to any Holder to determine whether the Additional Interest is payable, or with respect to the nature, extent, or calculation of the amount of the Additional Interest owed, or with respect to the method employed in such calculation of the Additional Interest.

Section 3.05.         Compliance Certificate.

(a)           The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers’ Certificate, one of the signers of which shall be the principal executive officer, principal financial officer or principal accounting officer of the Company, stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Supplemental Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Supplemental Indenture and is not in default in the performance or observance of any of the terms, provisions, covenants and conditions of this Supplemental Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of, premium, if any, or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

(b)           The Company shall, so long as any of the Notes are outstanding, promptly deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 3.06.         Taxes.  The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders.

Section 3.07.         Stay, Extension and Usury Laws.  The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Supplemental Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 3.08.         Corporate Existence.  Subject to Article IV hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

Section 3.09.         Maintenance of Properties; Books and Records; Compliance with Law.

(a)           The Company shall, and shall cause each of its Subsidiaries to, at all times cause all properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment, and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereto; provided that nothing in this Section 3.09 shall prevent the Company or any of its Subsidiaries from discontinuing the operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is either (i) in the ordinary course of business, (ii) in the reasonable and good faith judgment of the Board of Directors or management of the Company or the Subsidiary concerned, as the case may be, desirable in the conduct of the business of the Company or such Subsidiary, as the case may be, or (iii) otherwise permitted by this Supplemental Indenture.

(b)           The Company shall, and shall cause each of its Subsidiaries to, keep proper and true books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and each of its Subsidiaries, and reflect on its financial statements adequate accruals and appropriations to reserves, all in accordance with GAAP consistently applied to the Company and its Subsidiaries, taken as a whole.

(c)           The Company shall, and shall cause each of its Subsidiaries to, comply in all material respects with all statutes, laws, ordinances, or government rules and regulations to which it is subject, non-compliance with which would materially adversely affect the business, earnings, properties, assets or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole.

Section 3.10.         Repurchase and Cancellation.    The Company may, to the extent permitted by law and in compliance with Section 10.06, repurchase any Notes in the open market or by tender offer at any price or by private agreement. Any Notes repurchased by the Company may, at the Company’s option, be surrendered to the Trustee for cancellation, but may not be reissued or resold by the Company. Any Notes surrendered for cancellation may not be reissued or resold and will be promptly cancelled pursuant to the Indenture. The Company will not resell any of the Notes that have been acquired by the Company. In addition, for so long as the Restrictive Securities Legend on the Notes has not been removed, any Note that is owned by an Affiliate of the Company may not be resold or transferred by such Affiliate other than to the Company or one of the Subsidiaries or pursuant to a registration statement under the Securities Act, Rule 144 or another exemption from the registration requirements of the Securities Act in a transaction that results in such Note no longer being a restricted security (as defined under Rule 144). In the event any such Person beneficially owns an interest in the Global Note or Notes prior to the date the Company removes the Restrictive Securities Legend on the Global Note or Notes, the Company may require that such Persons hold their interests in the Notes in certificated form bearing an appropriate Restrictive Securities Legend and a restricted CUSIP number.

ARTICLE IV

SUCCESSORS

Section 4.01.         Merger, Consolidation, or Sale of Assets.  The Company shall not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the Company’s assets (determined on a consolidated basis for the Company and the Company’s Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless:

(a)           either:

(i)            the Company shall be the surviving or continuing entity; or

(ii)           the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of the Company’s Subsidiaries substantially as an entirety (the “Surviving Entity”):

(A)          shall be an entity organized and validly existing under the laws of the United States or any State thereof or the District of Columbia; and

(B)          shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of and interest on all of the Notes and the performance of every covenant under the Notes and the Indenture, including the conversion obligations, on the part of the Company to be performed or observed;

(b)           immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (a)(ii)(B) above, no Default or Event of Default shall have occurred or be continuing; and

(c)           the Company or the Surviving Entity, as applicable, shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with the applicable provisions of this Supplemental Indenture and that all conditions precedent in this Supplemental Indenture relating to such transaction have been satisfied.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

Section 4.02.         Successor Corporation Substituted.  Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 4.01 hereof, in which the Company is not the continuing corporation, the Surviving Entity formed by such consolidation or into which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Supplemental Indenture referring to the “Company” shall refer instead to the Surviving Entity and not to the Company), and may exercise every right and power of, the Company under this

Supplemental Indenture and the Notes with the same effect as if such Surviving Entity had been named as the Company herein; provided, however, that in the case of a transfer by lease, the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes.

ARTICLE V

DEFAULTS AND REMEDIES

Section 5.01.         Events of Default.  The following are “Events of Default” with respect to the Notes:

(a)           the failure to pay interest (including Additional Interest, if any) on any Notes when the same becomes due and payable and the default continues for a period of 30 days;

(b)           the failure to pay the principal on any Notes when such principal becomes due and payable, at Maturity or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to an exercise of a repurchase right);

(c)           the failure to deliver when due cash, all shares of Common Stock and/or Reference Property, together with cash instead of fractional shares, deliverable or payable, as the case may be, upon conversion of the Notes pursuant to Article IX, which failure continues for a period of five Business Days

(d)           the failure to provide a Fundamental Change Company Notice when due pursuant to Section 10.01(b);

(e)           a default in the observance or performance of any other covenant or agreement contained in the Indenture and such default continues for a period of 30 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes (except in the case of a default with respect to Section 4.01 hereof, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

(f)            the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of, or interest or premium, if any, on any indebtedness (other than Non-Recourse Indebtedness) of the Company or any Subsidiary of the Company, or the acceleration of the final stated maturity of any such indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 20 days of receipt by the Company or such Subsidiary of notice of any such acceleration) if the aggregate principal amount of such indebtedness, together with the principal amount of any other such indebtedness in default for failure to pay principal at final maturity or which has been accelerated, aggregates $50.0 million or more at any time;

(g)           there shall have been the entry by a court of competent jurisdiction of:

(i)            a decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law; or

(ii)           a decree or order adjudging the Company or any Significant Subsidiary bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary under any applicable federal or state law, or appointing a custodian of the Company or any Significant Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 consecutive days;

(h)           (i)            the Company or any Significant Subsidiary commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent;

(ii)           the Company or any Significant Subsidiary consents to the entry of a decree or order for relief in respect of the Company or such Significant Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it;

(iii)          the Company or any Significant Subsidiary files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law;

(iv)          the Company or any Significant Subsidiary:

(A)          consents to the filing of such petition or the appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or such Significant Subsidiary or of any substantial part of its property;

(B)          makes an assignment for the benefit of creditors; or

(C)          admits in writing its inability to pay its debts generally as they become due; or

(v)           the Company or any Significant Subsidiary takes any corporate action in furtherance of any such actions in this clause (h).

Section 5.02.         Acceleration.  If an Event of Default (other than an Event of Default specified in clauses (g) or (h) of Section 5.01 above with respect to the Company) shall occur with respect to the Notes and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the principal of and accrued interest on all the Notes to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a “notice of acceleration” (the “Acceleration

Notice”), and the same shall become immediately due and payable.  If an Event of Default specified in clauses (g) or (h) of Section 5.01 above with respect to the Company occurs and is continuing, then all unpaid principal of and accrued and unpaid interest on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

At any time after a declaration of acceleration with respect to the Notes as described in the preceding paragraph, the Holders of a majority in principal amount of Notes may rescind and cancel such declaration and its consequences:

(a)           if the rescission would not conflict with any judgment or decree;

(b)           if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

(c)           to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

(d)           if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and

(e)           in the event of the cure or waiver of an Event of Default of the type described in clause (f) of Section 5.01 hereof, the Trustee shall have received an Officers’ Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.

Section 5.03.         Other Remedies.  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal and interest on the Notes or to enforce the performance of any provision of the Notes or the Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by law.

Section 5.04.         Waiver of Past Defaults.  Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice in writing to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, or interest on, the Notes (including in connection with a Fundamental Change) or failure to deliver shares or Reference Property when due upon conversion (provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes of a series may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration).  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Supplemental Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 5.05.         Control by Majority.  Holders of a majority in principal amount of the then outstanding Notes may, by written notice, direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it.  However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in any personal liability.

Section 5.06.         Limitation on Suits.  A Holder of a Note may pursue a remedy with respect to this Supplemental Indenture or the Notes only if:

(a)           such Holder gives to the Trustee written notice of a continuing Event of Default;

(b)           the Holders of at least 25% in principal amount of the then outstanding Notes of the applicable series make a written request to the Trustee to pursue the remedy;

(c)           such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

(d)           the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

(e)           during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a written direction inconsistent with the request.

A Holder may not use the Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

Section 5.07.         Rights of Holders of Notes To Receive Payment.  Notwithstanding any other provision of the Indenture, the right of any Holder to receive payment of principal and interest on the Notes so held, on or after the respective due dates expressed in the Notes (including in connection with a Fundamental Change), to receive shares of Common Stock and/or Reference Property upon conversion or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 5.08.         Collection Suit by Trustee.  If an Event of Default specified in Section 5.01(1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any amounts due the Trustee under Section 6.07 hereof.

Section 5.09.         Trustee May File Proofs of Claim.  The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent in writing to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07 hereof.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 5.10.         Priorities.  If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

First:  to the Trustee, its agents and attorneys for amounts due under this Supplemental Indenture, including, in each case, payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second:  to Holders of Notes for amounts due and unpaid on the Notes for principal (including the Fundamental Change Repurchase Price, if applicable) and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal (including the Fundamental Change Repurchase Price, if applicable) and interest, respectively; and

Third:  to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 5.10.

Section 5.11.         Undertaking for Costs.  In any suit for the enforcement of any right or remedy under the Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 5.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

ARTICLE VI

TRUSTEE

Section 6.01.         Duties of Trustee.

(a)           If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Supplemental Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)           Except during the continuance of an Event of Default:

(i)            the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Supplemental Indenture and no implied covenants or obligations shall be read into this Supplemental Indenture against the Trustee; and

(ii)           the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of the Indenture in the absence of bad faith on the Trustee’s part; provided, however, that in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of the Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)           The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)            this paragraph does not limit the effect of paragraph (b) of this Section 6.01;

(ii)           the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii)          the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a written direction received by it pursuant to Section 5.05; and

(iv)          the Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under this Supplemental Indenture or in the exercise of any of its rights or powers, if it has reasonable grounds to believe repayment of the funds or adequate indemnity against the risk or liability is not reasonably assured to it.

(d)           Every provision of this Supplemental Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee is subject to the provisions of this Section 6.01 and to the provisions of the Trust Indenture Act.

(e)           The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

(f)            The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.  Money and Government Securities held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)           The Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority in principal amount of the Notes at the time outstanding given pursuant to Section 5.05 of this Supplemental Indenture, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Supplemental Indenture.

Section 6.02.         Rights of Trustee.

(a)           The Trustee may rely conclusively on any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document.

(b)           Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel that conforms to Section 11.04.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.

(c)           The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)           The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within its rights or powers, except conduct that constitutes willful misconduct or negligence.

(e)           The Trustee may consult with counsel of its selection, and the Trustee will not be liable for any action it takes or omits in reliance on, and in accordance with advice of counsel, except conduct that constitutes willful misconduct or negligence.

(f)            The Trustee will not be required to investigate any facts or matters stated in any document, but if it decides to investigate any matters or facts, the Trustee or its agents or attorneys will be entitled to examine the books, records and premises of the Company and shall not incur any additional liability in connection with such investigation.

(g)           In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(h)           The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default or Event of Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and the Indenture.

(i)            The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(j)            The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(k)           The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Supplemental Indenture.

Section 6.03.         Individual Rights of Trustee.  The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee.  Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights.  However, the Trustee must comply with Sections 6.10 and 6.11 hereof.

Section 6.04.         Trustee’s Disclaimer.  The Trustee (a) is not responsible for and makes no representation as to the validity or adequacy of this Supplemental Indenture, (b) shall not be accountable for the Company’s use of the proceeds from the Notes and (c) shall not be responsible for any statement of the Company in this Supplemental Indenture, other than the Trustee’s certificate of authentication, or in any offering memorandum used in the sale of any of the Notes, other than statements, if any, provided in writing by the Trustee for use in such offering memorandum.

Section 6.05.         Notice of Defaults.  The Trustee will give to the Holders notice of any Default with regard to the Notes actually known to a Responsible Officer within 90 days after receipt of such knowledge and in the manner and to the extent provided in Trust Indenture Act §313(c), and otherwise as provided in Section 11.02 of this Supplemental Indenture; provided, however, that except in the case of a Default in payment of the principal of or interest on any Note, the Trustee will be protected in withholding notice of Default if and so long as it in good faith determines that withholding of the notice is in the interests of the Holders of the Notes.

Section 6.06.         Reports by Trustee.  Within 60 days after each May 15 beginning with the May 15 following the Issue Date, the Trustee will mail to each Holder, at the name and address which appears on the registration books of the Company, and to each Holder who has, within the two years preceding the mailing, filed that person’s name and address with the Trustee for that purpose and each Holder whose name and address have been furnished to the Trustee pursuant to Section 2.05, a brief report dated as of that May 15 which complies with Trust Indenture Act §313(a), if such report is required under Trust Indenture Act §313(a).  Reports to Holders pursuant to this Section 6.06 shall be transmitted in the manner and to the extent provided in Trust Indenture Act §313(c).  The Trustee also will comply with Trust Indenture Act §313(b).

A copy of each report will at the time of its mailing to Holders be filed with each stock exchange on which the Notes are listed and also with the Commission.  The Company will promptly notify the Trustee in writing when the Notes are listed on any stock exchange and of any delisting of the Notes.

Section 6.07.         Compensation and Indemnity.  The Company shall pay to the Trustee from time to time such compensation as shall be agreed in writing between the Company and the Trustee for its services under the Indenture.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services.  Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts.

The Company shall indemnify the Trustee against any and all loss, liability, damage, claim or expense (including reasonable attorney’s fees and expenses) incurred by it in connection with the administration of the trust created by this Supplemental Indenture and the performance of its duties under this Supplemental Indenture.  The Trustee shall notify the Company promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder.  The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel.  The Company shall not be required to pay for any settlement made without its consent, which consent shall not be unreasonably withheld.  Without limiting the generality of the foregoing, it shall not be deemed unreasonable for the Company to withhold consent to a settlement involving injunctive or other equitable relief against the Company or its assets, employees or business or involving the imposition of any material obligations on the Company other than financial obligations for which the Trustee will be indemnified hereunder.  The Company shall not be required to reimburse any expense or indemnify against any loss, expense or liability incurred by the Trustee to the extent it is due to the Trustee’s own willful misconduct or negligence.

To secure the Company’s obligations to make payments to the Trustee under this Section 6.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, other than money or property held in trust to pay principal or interest on particular Notes.  Those obligations of the Company under this Section 6.07 shall survive the satisfaction and discharge of this Supplemental Indenture and the resignation or removal of the Trustee.

When the Trustee incurs expenses or renders services after an Event of Default specified in Sections 5.01(g) or (h) hereof occurs, the expenses and the compensation for the services of the Trustee are intended to constitute expenses of administration under any Bankruptcy Law.

For purposes of this Section 6.07, “Trustee” will include any predecessor Trustee, but the willful misconduct, negligence or bad faith of any Trustee shall not affect the rights of any other Trustee under this Section 6.07.

Section 6.08.         Replacement of Trustee.  The Trustee may resign at any time by giving 30 days prior written notice of such resignation to the Company.  The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company and may appoint a successor Trustee.  The Company may remove the Trustee if:

(a)           the Trustee fails to comply with Section 6.10;

(b)           the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c)           a Custodian or public officer takes charge of the Trustee or its property; or

(d)           the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.  Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

No removal or appointment of a Trustee will be valid if that removal or appointment would conflict with any law applicable to the Company.

A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Immediately after that, the retiring Trustee will, subject to the Lien provided for in Section 6.07, transfer all property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Supplemental Indenture.  A successor Trustee will mail notice of its succession to each Holder.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in aggregate principal amount of the then outstanding Notes may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 6.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section, the Company’s obligations under Section 6.07 shall continue for the benefit of the retiring Trustee.

Section 6.09.         Successor Trustee by Merger, etc.  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another Person, the resulting, surviving or transferee Person will, without any further act, be the successor Trustee.

If at the time a successor by merger, conversion or consolidation to the Trustee succeeds to the trusts created by this Supplemental Indenture any of the Notes have been authenticated but not delivered, the successor to the Trustee may adopt the certificate of authentication of the predecessor Trustee, and deliver the Notes which were authenticated by the predecessor Trustee; and if at that time any of the Notes have not been authenticated, the successor to the Trustee may authenticate those Notes in its own name as the successor to the Trustee; and in either case the certificates of authentication will have the full force provided in this Supplemental Indenture for certificates of authentication.

Section 6.10.         Eligibility; Disqualification.  The Trustee will at all times satisfy the requirements of Trust Indenture Act §310(a).  The Trustee will at all times have (or shall be a member of a bank holding company system whose parent corporation has) a combined capital and surplus of at least $50,000,000 as set forth in its most recently published annual report of condition, which will be deemed for this paragraph to be its combined capital and surplus.  The Trustee will comply with Trust Indenture Act §310(b).

Section 6.11.         Preferential Collection of Claims.  The Trustee shall comply with Trust Indenture Act §311(a), excluding any creditor relationship listed in Trust Indenture Act §311(b).  A Trustee who has resigned or been removed shall be subject to Trust Indenture Act §311(a) to the extent indicated therein.

ARTICLE VII

AMENDMENT, SUPPLEMENT AND WAIVER

Section 7.01.         Without Consent of Holders of Notes.  Notwithstanding Section 7.02 hereof, the Company and the Trustee may modify, amend or supplement the Indenture or the Notes without the consent of any Holder of a Note:

(a)           to cure any ambiguity, defect or inconsistency that does not adversely affect in any material respect the rights hereunder of any Holder of the Notes under the Indenture;

(b)           to provide for uncertificated Notes in addition to or in place of certificated Notes;

(c)           to alter the provisions of the Indenture to provide for the assumption of the Company’s obligations to the Holders by a successor to the Company pursuant to Article IV hereof;

(d)           to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect in any material respect the rights hereunder of any Holder of the Notes;

(e)           to conform the provisions of this Supplemental Indenture to the “Description of the Notes” section of the Offering Memorandum;

(f)            to comply with requirements of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act;

(g)           to comply with the rules of any applicable depositary;

(h)           to evidence and provide for the acceptance of appointment under this Supplemental Indenture of a successor Trustee;

(i)            to add guarantees;

(j)            to provide for conversion rights of Holders if any recapitalization, reclassification or change of Common Stock or any consolidation, merger or sale, conveyance or lease of all or substantially all of the Company’s assets or a statutory share exchange occurs; or

(k)           to increase the Conversion Rate, provided that the increase will not adversely affect the interests of the Holders in any material respect.

Upon the written request of the Company accompanied by, to the extent necessary, a Board Resolution authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.06 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental indenture authorized or permitted by the terms of the Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under the Indenture or otherwise.

Section 7.02.         With Consent of Holders of Notes.   Except as provided below in this Section 7.02, the Company and the Trustee may modify, amend or supplement the Indenture and the Notes with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding, voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 5.04 and 5.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the Indenture or the Notes may be waived with the written consent of the Holders of a majority in principal amount of the Notes then outstanding, voting as a single class.

Upon the written request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of at least a majority in principal amount of the Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.06 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under the Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

It shall not be necessary for the consent of the Holders of Notes under this Section 7.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver.  Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.  Subject to Sections 5.04 and 5.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive in writing compliance in a particular instance by the Company with any provision of the Indenture or the Notes.  However, without the written consent of each Holder affected, an amendment, supplement or waiver may not (with respect to any Notes held by a non-consenting Holder):

(a)           reduce the amount of Notes whose Holders must consent to an amendment;

(b)           reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Notes;

(c)           reduce the principal of or change or have the effect of changing the Maturity of any Notes;

(d)           make any Notes payable in money other than that stated in the Notes;

(e)           make any change in provisions of the Indenture protecting the right of each Holder to receive payment of principal of and interest on such Note on or after the due date thereof or cash, shares of Common Stock or Reference Property upon conversion or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Notes to waive Defaults or Events of Default;

(f)            after the Company’s obligation to purchase Notes arises thereunder, amend, change or modify in any material respect the obligation of the Company to repurchase Notes upon the occurrence of a Fundamental Change or, after a Fundamental Change has occurred, modify any of the provisions or definitions with respect thereto;

(g)           except as otherwise permitted or contemplated by provisions of this Supplemental Indenture concerning specified reclassifications or corporate reorganizations, adversely affect the conversion rights of the Holders; or

(h)           modify or change any provision of the Indenture or the related definitions affecting the seniority or ranking of the Notes in a manner which adversely affects the Holders.

Section 7.03.         Compliance with Trust Indenture Act.  Every amendment or supplement to the Indenture or the Notes shall be set forth in an amended or supplemental indenture that complies with the Trust Indenture Act as then in effect.

Section 7.04.         Revocation and Effect of Consents.  Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  However, any such Holder or subsequent Holder may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective.  An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement, or waiver.  If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date.  No such consent shall be valid or effective for more than 120 days after such record date unless the consent of the requisite number of Holders has been obtained.

Section 7.05.         Notation on or Exchange of Notes.  The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated.  The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 7.06.         Trustee To Sign Amendments, etc.  The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article VII if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  The Company may not sign an amendment or supplemental indenture until the Board of Directors approves it.  In executing any amended or supplemental indenture, the Trustee shall receive and (subject to Section 6.01 hereof) shall be fully protected in relying conclusively upon, in addition to the documents required by Section 11.04 hereof, an Officers’ Certificate and an Opinion of

Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by the Indenture and is the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms.

Section 7.07.         Additional Voting Terms.  All Notes issued under this Supplemental Indenture shall vote and consent together on all matters (as to which any of such Notes may vote) as one class and no series of Notes will have the right to vote or consent as a separate class on any matter.

ARTICLE VIII

SATISFACTION AND DISCHARGE

Section 8.01.         Satisfaction and Discharge.  This Supplemental Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Notes, as expressly provided for in this Supplemental Indenture) as to all outstanding Notes when:

(a)           either:

(i)            all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

(ii)           all Notes not theretofore delivered to the Trustee for cancellation have become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal of and interest on such Notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee and/or (in the case of Notes submitted for conversion) funds and/or shares of Common Stock and/or Reference Property, as applicable, (together with cash in lieu of fractional shares) to apply such funds and/or securities to the payment or conversion thereof at Maturity or any Fundamental Change Repurchase Date, or Conversion Date, as the case may be;

(b)           the Company has paid all other sums payable under this Supplemental Indenture by the Company; and

(c)           the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent under this Supplemental Indenture relating to the satisfaction and discharge of this Supplemental Indenture have been complied with.

Section 8.02.         Application of Trust Money and Securities.  All money and/or securities deposited with the Trustee pursuant to Section 8.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Supplemental Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and interest for whose payment such money has been deposited with the Trustee and/or the conversion of Notes submitted for conversion; but such money and/or securities need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 8.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Supplemental Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01; provided that if the Company has made any payment of principal of or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE IX

CONVERSION OF THE NOTES

Section 9.01.         Conversion Privilege and Conversion Rate.   (a)  Subject to and upon compliance with the provisions of this Article IX, each Holder of a Note shall have the right, at such Holder’s option, to convert any or all of such Holder’s Notes at the Conversion Rate during the periods set forth in Section 9.01(b).

(b)           The conversion rights pursuant to this Article IX shall commence on the Issue Date of the Notes and expire at the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date unless the Notes have been previously repurchased, subject to the provisions of this Supplemental Indenture and, in the case of conversion of any Global Note, to any Applicable Procedures.  If a Note is submitted or presented for purchase pursuant to Article X, subject to the last paragraph of Section 9.03(b), such conversion right shall terminate at the close of business on the Business Day prior to the Fundamental Change Repurchase Date for such Note, as the case may be (unless the Company shall fail to make the Fundamental Change Repurchase Price payment when due in accordance with Article X, if applicable, in which case the conversion right shall terminate at the close of business on the Business Day prior to the date such failure is cured and such Note is repurchased).

(c)           A Holder may convert fewer than all of such Holder’s Notes only if the principal amount of Notes converted is an integral multiple of $1,000; provided that if, following the conversion of a portion of a Note, the remaining principal amount of such Note outstanding immediately after such conversion would be less than $2,000, then the portion of such Note so converted shall be reduced so that the remaining principal amount of such Note outstanding immediately after such conversion is $2,000.

(d)           Provisions of this Supplemental Indenture that apply to conversion of all of a Note also apply to conversion of a portion of a Note.

(e)           A Holder of Notes is not entitled to any rights of a holder of Common Stock until such Holder has converted its Notes into Common Stock, and only to the extent such Notes are deemed to have been converted into Common Stock pursuant to this Article IX.

(f)            The Conversion Rate shall be adjusted in certain instances as provided in Section 9.02 and Section 9.07.

(g)           The Company shall be deemed to have satisfied its obligation to pay the principal amount of the Notes so converted and its obligation to pay accrued and unpaid interest attributable to the period from the most recent Interest Payment Date through the Conversion Date (which amount will be deemed paid in full rather than canceled, extinguished or forfeited) upon conversion, by paying or delivering, as the case may be, a combination of cash and shares of Common Stock, as follows:

(i)            Upon conversion, the Company will pay or deliver, as the case may be, to the converting Holder, in respect of each $1,000 principal amount of Notes being converted, a “settlement amount” equal to the sum of the Daily Settlement Amounts for each of the 40 consecutive Trading Days during the related Observation Period.

(ii)           If more than one Note is surrendered for conversion at any one time by the same Holder, the conversion obligation with respect to such Notes shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted by the Indenture) surrendered.

(iii)          Except in connection with conversions pursuant to a Make-Whole Fundamental Change under Section 9.02 and upon certain adjustments to the Conversion Rate under Section 9.07, the Company will deliver the consideration due in respect of a conversion on the second Business Day immediately following the last Trading Day of the relevant Observation Period.

(iv)          Accrued and unpaid interest to the Conversion Date will be deemed to be paid in full with the cash paid and/or shares of Common Stock issued upon conversion rather than canceled, extinguished or forfeited; accrued and unpaid interest will be deemed to be paid first out of any cash paid upon such conversion.

Section 9.02.         Make-Whole Fundamental Change Premium.   (a)  If the Make-Whole Fundamental Change Effective Date for any Make-Whole Fundamental Change shall have occurred, then the Company shall calculate and pay a “Make-Whole Fundamental Change Premium” to the Holders of the Notes who convert their Notes in connection with such Make-Whole Fundamental Change by adding such Make-Whole Fundamental Change Premium to the Conversion Rate for such Notes.  A conversion of Notes shall be deemed for these purposes to be “in connection with” such Make-Whole Fundamental Change if the relevant Notice of

Conversion delivered pursuant to Section 9.03(a) is received by the Conversion Agent on, or subsequent to, the relevant Make-Whole Fundamental Change Effective Date up to midnight, New York City time, of the Business Day immediately preceding the related Fundamental Change Purchase Date.  The Fundamental Make-Whole Change Premium shall be in addition to, and not in substitution for, any cash, securities or other assets otherwise due to Holders of Notes upon conversion.  The number of additional shares of Common Stock per $1,000 principal amount of Notes constituting the Make-Whole Fundamental Change Premium shall be determined by reference to the table set forth in Section 9.02(b), based on the Make-Whole Fundamental Change Effective Date and the Stock Price.  If the holders of Common Stock receive only cash in the Make-Whole Fundamental Change, the Stock Price shall be the cash amount paid per share of Common Stock in connection with such Make-Whole Fundamental Change.  Otherwise, the Stock Price shall be equal to the average Last Reported Sale Price of the Common Stock over the ten Trading Day period ending on the Trading Day immediately preceding, and excluding, the applicable Make-Whole Fundamental Change Effective Date.

(b)           The following table sets forth the number of additional shares to be received per $1,000 principal amount of Notes pursuant to this Section 9.02(b) for each Stock Price and Make-Whole Fundamental Change Effective Date set forth below:

Effective	Stock Price
Date	$11.51	$13.00	$15.54	$17.50	$20.00	$22.50	$25.00	$30.00	$40.00	$50.00	$60.00	$70.00	$80.00
09/20/17	22.5246	16.9539	10.8842	8.0918	5.8340	4.4117	3.4617	2.2920	1.1366	0.5600	0.2396	0.0687	0.0000
09/15/18	22.5246	15.9140	9.7179	6.9782	4.8606	3.5949	2.7871	1.8343	0.9178	0.4516	0.1876	0.0470	0.0000
09/15/19	22.5246	14.8427	8.3974	5.6988	3.7499	2.6778	2.0424	1.3434	0.6854	0.3381	0.1355	0.0264	0.0000
09/15/20	22.5246	13.7194	6.8210	4.1620	2.4539	1.6485	1.2337	0.8236	0.4361	0.2176	0.0838	0.0095	0.0000
09/15/21	22.5246	12.5702	4.7244	2.1420	0.8996	0.5257	0.3970	0.2830	0.1563	0.0805	0.0299	0.0000	0.0000
09/15/22	22.5246	12.5668	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact Stock Prices and Make-Whole Fundamental Change Effective Dates may not be set forth in the table above, in which case:

(i)            if the Stock Price is between two Stock Prices in the table above or the Make-Whole Fundamental Change Effective Date is between two Make-Whole Fundamental Change Effective Dates in the table above, the Make-Whole Fundamental Change Premium will be determined by a straight-line interpolation between the Make-Whole Fundamental Change Premiums set forth for the higher and lower Stock Prices and the earlier and later Make-Whole Fundamental Change Effective Dates, as applicable, based on a 365-day year;

(ii)           if the Stock Price is greater than $80.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (c) below), no Make-Whole Fundamental Change Premium shall be added to the Conversion Rate; and

(iii)          if the Stock Price is less than $11.51 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (c) below), no Make-Whole Fundamental Change Premium shall be added to the Conversion Rate.

(c)           The Stock Prices set forth in the first row of the table above in Section 9.02(b) shall be adjusted, as of any date on which the Conversion Rate of the Notes is adjusted other than an adjustment to the Conversion Rate by adding the Make-Whole Fundamental Change Premium.  The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted.  The Make-Whole Fundamental Change Premiums set forth in the table above shall be adjusted in the same manner as the Conversion Rate as set forth in Section 9.07 hereof, other than as a result of an adjustment to the Conversion Rate by adding the Make-Whole Fundamental Change Premium.

(d)           The Company, or, at the written request of the Company, the Trustee, shall mail written notice of the Make-Whole Fundamental Change Effective Date of any Make-Whole Fundamental Change to the Holders (with a copy to the Trustee if applicable) and issue a press release announcing such Make-Whole Fundamental Change Effective Date no later than five Business Days after such Make-Whole Fundamental Change Effective Date (the “Make-Whole Fundamental Change Notice”).

(e)           Notwithstanding the foregoing, in no event shall the Conversion Rate exceed 86.8809 per $1,000 principal amount as a result of this Section 9.02, subject to proportional adjustment in the same manner as the Conversion Rate as set forth in Section 9.07 hereof.

(f)            The Make-Whole Fundamental Change Premium shall be delivered upon the settlement date for the conversion.

Section 9.03.         Conversion Procedure.  (a)  To convert a Definitive Note, a Holder must (i) complete and manually sign the “Notice of Conversion” on the back of the Note, or facsimile of such Notice of Conversion, and deliver such Notice of Conversion to the Conversion Agent, which shall become irrevocable upon receipt by the Conversion Agent, (ii) surrender the Note to the Conversion Agent, (iii) furnish appropriate endorsements and transfer documents if required by the Registrar or the Conversion Agent, (iv) pay an amount equal to the interest payable on the next Interest Payment Date to which the Holder is not entitled as required by Section 9.03(c) and (v) pay all transfer or similar taxes, if required pursuant to Section 9.05.  Anything herein to the contrary notwithstanding, in the case of Global Notes, Notices of Conversion may be delivered and such Notes may be surrendered for conversion in accordance with clauses (iii), (iv) and (v) of this Section 9.03(a) and the Applicable Procedures as in effect from time to time.  The date on which the Holder satisfies all the applicable requirements set forth in this Section 9.03(a) is the “Conversion Date.”

(b)           Each conversion shall be deemed to have been effected as to any Notes surrendered for conversion on the Conversion Date; provided, however, that no surrender of a Note on any Conversion Date when the stock transfer books of the Company shall be closed shall be effective to constitute the person or persons entitled to receive the shares of Common Stock, if any, upon conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open.  Upon conversion of a Note, such person shall no longer be the Holder of such Note and (i) such Note will cease to be outstanding, (ii) interest will cease to accrue on such Note and (iii) all other rights of such person in respect of such Note will terminate (other than the right to receive the consideration due upon conversion of such Note).  Except as set forth in this Supplemental Indenture, no payment or adjustment will be made for dividends or distributions declared or made on shares of Common Stock, if any, issued upon conversion of a Note prior to the issuance of such shares.

A Holder that has delivered a Fundamental Change Repurchase Notice pursuant to Section 10.01 with respect to a Note may not surrender such Note for conversion until such Holder has withdrawn the Fundamental Change Repurchase Notice in accordance with Section 10.02.

(c)           Holders of Notes surrendered for conversion (in whole or in part) during the period from the close of business on any Regular Record Date to the open of business on the next succeeding Interest Payment Date will receive the semiannual interest payable on the principal amount of such Notes being surrendered for conversion on the corresponding Interest Payment Date notwithstanding the conversion.  Upon surrender of any such Notes for conversion, such Notes shall also be accompanied by payment in funds to the Conversion Agent acceptable to the Company of an amount equal to the interest payable on such corresponding Interest Payment Date (but excluding any overdue interest on the principal amount of such Note so converted if any overdue interest exists at the time such Holder surrenders such Note for conversion); provided, however, that no such payment need be made (i) if the Company has specified a Fundamental Change Repurchase Date that is after such Regular Record Date and on or prior to the second Business Day following the next succeeding Interest Payment Date, (ii) to the extent of any overdue interest, or (iii) if conversion occurs after the last Regular Record Date prior to the Maturity Date.

Except as otherwise provided in this Section 9.03(c), no payment or adjustment will be made for accrued interest on an converted Note and any such accrued interest shall be deemed satisfied and extinguished.

(d)           Subject to Section 9.03(c), nothing in this Section 9.03 shall affect the right of a Holder in whose name any Note is registered at the close of business on a Regular Record Date to receive the interest payable on such Note on the related Interest Payment Date in accordance with the terms of this Supplemental Indenture and the Notes.  If a Holder converts more than one Note at the same time, the number of shares of Common Stock, if any, issuable upon the conversion (and the amount of any cash in lieu of fractional shares pursuant to Section 9.04) shall be based on the aggregate principal amount of all Notes so converted.

(e)           In the case of any Note which is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, without service charge, a new Note or Notes of authorized denominations in an aggregate principal amount equal to, and in exchange for, the unconverted portion of the principal amount of such Note.

(f)            The person in whose name any shares of Common Stock shall be issuable upon such conversion will be deemed to be the holder of record of such shares as of the close of business on the last Trading Day of the relevant Observation Period.

Section 9.04.         Fractional Shares.  No fractional shares of Common Stock shall be issued upon conversion of any Note or Notes.  Instead of any fractional share of Common Stock which would otherwise be issued upon conversion of any Note or Notes (or specified portions thereof), the Company shall pay a cash adjustment in respect of such fraction (calculated to the nearest one-100th of a share) in an amount equal to the same fraction of the Daily VWAP on the last Trading Day of the relevant Observation Period.  Each conversion will be deemed to have been effected as to any Notes surrendered for conversion on the Conversion Date.

Section 9.05.         Taxes on Conversion.  Except as provided in the next sentence, the Company shall pay any and all documentary, stamp or similar issue or transfer tax due and duties on the issuance of shares of Common Stock, if any, upon conversion of Notes pursuant hereto.  A Holder delivering a Note for conversion shall be liable for and shall be required to pay any tax or duty which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock, if any, in a name other than that of the Holder of the Note or Notes to be converted, and no such issue or delivery shall be made unless the Person requesting such issue has paid to the Company the amount of any such tax or duty, or has established to the satisfaction of the Company that such tax or duty has been paid.

Section 9.06.         The Company to Provide Common Stock.  (a)  The Company shall, prior to issuance of any Notes hereunder, and from time to time as may be necessary, reserve, out of its authorized but unissued Common Stock, a sufficient number of shares of Common Stock to permit the conversion of all outstanding Notes into shares of Common Stock.

(b)           All shares of Common Stock, if any, delivered upon conversion of the Notes shall be newly issued shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive or similar rights and free of any lien or adverse claim as the result of any action by the Company.

Section 9.07.         Adjustment of Conversion Rate.  The Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company shall not make any adjustments to the Conversion Rate if Holders of the Notes participate (other than in the case of a share split or share combination), at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the Notes, in any of the transactions described in this Section 9.07, without having to convert their Notes, as if they held a number of shares of Common Stock equal to the Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder.

(a)           If the Company issues shares of Common Stock as a dividend or distribution on shares of Common Stock, or effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 x	OS1
OS0

where,

CR0 =

the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as the case may be;

CR1 =

the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the effective date of such share split or share combination, as the case may be;

OS0 =

the number of shares of Common Stock outstanding immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as the case may be;

OS1 =	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination, as the case may be;

Any adjustments made pursuant to this Section 9.07(a) shall become effective immediately after (i) the open of business on the Ex-Dividend Date for such dividend or distribution or (ii) the open of business on the effective date of such split or combination, as applicable.  If any dividend or distribution described in this Section 9.07(a) is declared but not so paid or made, effective as of the date the Board of Directors determines not to pay such dividend or distribution, the new Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b)           If the Company distributes to all or substantially all holders of Common Stock any rights, options or warrants entitling them to purchase, for a period of not more than 45 days after the Ex-Dividend Date for the distribution, shares of Common Stock at a price per share less than the average of the Last Reported Sale Prices of the Common Stock for the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the announcement date for such distribution, the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 x	OS0 + X
OS0 + Y

where,

CR0 =	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR1 =	the new Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such distribution;

OS0 =	the number of shares of Common Stock outstanding immediately prior to the open of business on the Ex-Dividend Date for such distribution;

X =	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y =

the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the average of the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the announcement date for such distribution.

For purposes of this Section 9.07(b), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than the average of the Last Reported Sale Prices of the Common Stock for the applicable ten consecutive Trading Day period, and in determining the aggregate offering price of such shares of the Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration if other than cash, to be determined by the Board of Directors.

Any adjustment made pursuant to this Section 9.07(b) shall be made successively whenever any such rights, options or warrants are distributed and shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution.  To the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered.  If such rights, options or warrants are not so distributed, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if the Ex-Dividend Date for such distribution had not occurred.

(c)           If the Company distributes shares of its Capital Stock, evidences of its indebtedness or other assets or property of the Company or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Common Stock, excluding:

(i)            dividends, distributions (including share splits), rights, options or warrants as to which an adjustment is effected in Section 9.07(a) or Section 9.07(b);

(ii)           dividends or distributions covered by Section 9.07(d);

(iii)          dividends or distributions that constitute Reference Property following an event described in Section 9.11; and

(iv)          Spin-Offs to which the provisions set forth below in this Section 9.07(c) shall apply,

then the applicable Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 x	SP0
SP0 - FMV

where,

CR0 =	the applicable Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR1 =	the applicable Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such distribution;

SP0 =

the average of the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV =

the fair market value (as determined in good faith by the Board of Directors) of the shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants distributed with respect to each outstanding share of Common Stock as of the open of business on the Ex-Dividend Date for such distribution.

Any adjustment made under the portion of this Section 9.07(c) above shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution.  If such distribution is not so paid or made, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

Notwithstanding the foregoing, if “FMV” as set forth above is equal to or greater than “SP0” as set forth above, in lieu of the foregoing adjustment, Holders of the Notes shall receive, in respect of each $1,000 principal amount of Notes, at the same time and upon the same terms as holders of Common Stock, the amount and kind of the Company’s Capital Stock, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire its Capital Stock or other securities that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the applicable Conversion Rate as in effect on the Ex-Dividend Date for the distribution.

With respect to an adjustment pursuant to this Section 9.07(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of the Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit that are, or, when issued, will be, traded or quoted on any national or regional securities exchange or other market (a “Spin-Off”), the applicable Conversion Rate shall instead be adjusted based on the following formula:

CR1 = CR0 x	FMV0 + MP0
MP0

where,

CR0 =	the applicable Conversion Rate in effect immediately prior to the end of the Valuation Period;

CR1 =	the applicable Conversion Rate in effect immediately after the end of the Valuation Period;

FMV0 =

the average of the Last Reported Sale Prices of the Capital Stock of the Company or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock (determined by reference to the definition of Last Reported Sale Price as set forth in Section 9.02(a) as if references therein to Common Stock were to such Capital Stock or similar equity interest) over the first ten consecutive Trading Day period immediately following, and including, the Ex-Dividend Date for such Spin-Off (such period, the “Valuation Period”); and

MP0 =	the average of the Last Reported Sale Prices of Common Stock over the Valuation Period.

Such adjustment shall occur immediately after the tenth Trading Day immediately following, and including, the Ex-Dividend Date of such Spin-Off; provided that, for purposes of determining the Conversion Rate in respect of any conversion during the ten Trading Days following, and including, the Ex-Dividend Date of any Spin-Off, references within the previous paragraph related to “Spin-Offs” to ten Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the Ex-Dividend Date of such Spin-Off and the relevant Conversion Date.  If any such dividend or distribution described in the preceding paragraph of this Section 9.07(c) is declared but not paid or made, the new Conversion Rate shall be readjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

For purposes of this Section 9.07(c) (and subject in all respect to Section 9.14), rights, options or warrants distributed by the Company to all holders of its Common Stock entitling them to subscribe for or purchase shares of its Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”), (i) are deemed to be transferred with such shares of the Common Stock, (ii) are not exercisable, and (iii) are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this Section 9.07(c) (and no adjustment to the Conversion Rate under this Section 9.07(c) shall be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 9.07(c).  If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Supplemental Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof).  In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event of the type described in the immediately preceding sentence with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 9.07(c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

(d)           If any cash dividend or distribution is made to all or substantially all holders of Common Stock, the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 x	SP0
SP0-C

where,

CR0 =	the applicable Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution;

CR1 =	the applicable Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution;

SP0 =

the average of the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C =	the amount in cash per share of Common Stock the Company distributes to holders of Common Stock.

An adjustment to the Conversion Rate made pursuant to this Section 9.07(d) shall become effective immediately after the open of business on the Ex-Dividend Date for the applicable dividend or distribution.  If any dividend or distribution described in this Section 9.07(d) is declared but not so paid or made, the new Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

If “C” as set forth above is equal to or greater than “SP0” as set forth above, in lieu of the foregoing adjustment, each Holder of a Note shall receive, for each $1,000 principal amount of Notes, at the same time and upon the same terms as holders of shares of Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the applicable Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such cash dividend or distribution.

(e)           If the Company or any of its Subsidiaries makes a payment in respect of a tender or exchange offer for Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Last Reported Sale Price of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Date”), the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 x	AC + (SP1 x OS1)
OS0 x SP1

where,

CR0 =	the applicable Conversion Rate in effect immediately prior to the open of business on the Trading Day next succeeding the Expiration Date;

CR1 =	the applicable Conversion Rate in effect immediately after the open of business on the Trading Day next succeeding the Expiration Date;

AC =	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares purchased in such tender offer or exchange offer;

OS0 =	the number of shares of Common Stock outstanding immediately prior to the time such tender or exchange offer expires (prior to giving effect to such tender offer or exchange offer);

OS1 =	the number of shares of Common Stock outstanding immediately after the Expiration Date (after giving effect to such tender offer or exchange offer); and

SP1 =	the Last Reported Sale Price of the Common Stock on the Trading Day next succeeding the Expiration Date.

The adjustment to the Conversion Rate under this Section 9.07(e) shall become effective immediately following the open of business on the Trading Day next succeeding the Expiration Date.  If the Company or one of its Subsidiaries is obligated to purchase Common Stock pursuant to any such tender or exchange offer but is permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the new Conversion Rate shall be readjusted to be the Conversion Rate that would be in effect if such tender or exchange offer had not been made.

As used in this section, “record date” means, with respect to any dividend, distribution or other transaction or event in which the holders of the Company’s Common Stock have the right to receive any cash, securities or other property or in which the Company’s Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Company’s Common Stock entitled to receive such cash, securities or other property (whether such date is fixed by the Company’s Board of Directors or a duly authorized committee thereof, statute, contract or otherwise).  The “Ex-Dividend Date” means the first date on which shares of the Company’s Common Stock trade on the New York Stock Exchange, or on the applicable stock exchange on which the Company’s Common Stock is then traded, regular way, without the right to receive the issuance, dividend or distribution in question from the Company. Notwithstanding the foregoing, if a Conversion Rate adjustment becomes effective on any Ex-Dividend Date as described above, and a Holder that has converted its Notes on or after such Ex-Dividend Date and on or prior to the related record date would be treated as the record holder of shares of Common Stock as of the related Conversion Date based on an adjusted Conversion Rate for such Ex-Dividend Date, then, notwithstanding the foregoing Conversion Rate adjustment provisions, the Conversion Rate adjustment relating to such Ex-Dividend Date will not be made for such converting Holder. Instead, such Holder will be treated as if such Holder were the record owner of the shares of Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

Section 9.08.         When No Adjustment is Required.  (a)  No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Rate as last adjusted; provided, however, that any adjustments which would be required to be made but for this Section 9.08(a) shall be carried forward and taken into account in any subsequent adjustment and any carry forward amount shall be paid to the Holder upon conversion regardless of the 1% threshold.  All calculations under this Article IX shall be made to the nearest cent or to the nearest 1/10,000th of a share.

(b)           If the application of the foregoing formulas in Section 9.07 would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate shall be made (except on account of share combinations).

(c)           No adjustment to the Conversion Rate shall be made unless as specifically set forth in Section 9.07 and Section 9.02.  Without limiting the foregoing, no adjustment to the Conversion Rate need be made:

(i)            upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii)           upon the issuance of any shares of Common Stock or options or rights to purchase such shares pursuant to any present or future employee, director or consultant benefit plan or program or employee stock purchase plan of, or assumed by, the Company or any of its Subsidiaries;

(iii)          upon the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security not described in clause (ii) above and outstanding as of the Issue Date;

(iv)          for a change in the par value of the Common Stock;

(v)           for accrued and unpaid interest; or

(vi)          for stock repurchase programs not constituting a tender offer under Section 9.07(e).

Section 9.09.         Notice of Adjustment.  Whenever the Conversion Rate or conversion privilege is required to be adjusted pursuant to this Supplemental Indenture, the Company shall promptly mail to Holders a notice of the adjustment and file with the Trustee an Officers’ Certificate briefly stating the facts requiring the adjustment, the adjusted Conversion Rate and the manner of computing it.  Failure to mail such notice or any defect therein shall not affect the validity of any such adjustment.  Unless and until the Trustee shall receive an Officers’ Certificate setting forth an adjustment of the Conversion Rate, the Trustee may assume without inquiry that the Conversion Rate has not been adjusted and that the last Conversion Rate of which it has knowledge remains in effect.

Section 9.10.         Notice of Certain Transactions.  In case of any:

(a)           action by the Company or one of its Subsidiaries that would require an adjustment to the Conversion Rate pursuant to Section 9.07 or Section 9.14;

(b)                                 event described in Section 9.11; or

(c)                                  voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in each case (unless notice of such event is otherwise required pursuant to another provision of this Supplemental Indenture), the Company shall cause to be filed with the Trustee and the Conversion Agent (if other than the Trustee) and to be mailed to each Holder at its address appearing on the note register, as promptly as possible but in any event at least 20 days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such action by the Company or one of its Subsidiaries or, if a record is not to be taken, the date as of which the holders of Common Stock of record are to be determined for the purposes of such action by the Company or one of its Subsidiaries, or (ii) the date on which such event, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such event, dissolution, liquidation or winding-up.  Failure to give such notice, or any defect therein, shall not affect the legality or validity of such action by the Company or one of its Subsidiaries.

Section 9.11.                          Effect of Reclassification, Consolidation, Merger or Sale on Conversion Privilege.  If any of the following events occur:

(a)                                 any recapitalization, reclassification or change of the outstanding shares of Common Stock (other than changes resulting from a subdivision or combination);

(b)                                 any consolidation, merger, or combination involving the Company or the Company;

(c)                                  any sale, conveyance or lease to any third party of all or substantially all of the property and assets of the Company, the Company and its Subsidiaries; or

(d)                                 any statutory share exchange,

in each case as a result of which holders of Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash or any combination thereof) (the “Reference Property”) with respect to or in exchange for such Common Stock, the Holders of the Notes then outstanding shall be entitled thereafter to convert those Notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) which they would have owned or been entitled to receive upon such transaction had such Notes been converted into Common Stock immediately prior to such transaction.  In the event holders of Common Stock have the opportunity to elect the form of consideration to be received in such transaction, the Reference Property shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such election.  The Company shall notify the Holders of the weighted average as soon as practicable after such determination is made.  The Company may not become a party to any such transaction unless its terms are consistent with the preceding.  None of the foregoing provisions shall affect the right of a Holder of Notes to convert its Notes into shares of Common Stock prior to the effective date of such transaction.

The above provisions of this Section 9.11 shall similarly apply to successive recapitalizations, reclassifications, mergers, consolidations, statutory share exchanges, combinations, sales and conveyances.  If this Section 9.11 applies to any event or occurrence, Section 9.07 hereof shall not apply.

Section 9.12.                          Trustee’s Disclaimer.  (a)  The Trustee shall have no duty to determine, or liability in connection therewith, when an adjustment under this Article IX should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment, and shall be protected in conclusively relying upon, an Officers’ Certificate, including the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 9.09.  Unless and until the Trustee receives such Officers’ Certificate delivered pursuant to Section 9.09, the Trustee may assume without inquiry that no such adjustment has been made and the last Conversion Rate of which the Trustee has knowledge remains in effect.  The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Notes, and the Trustee shall not be responsible for the Company’s failure to comply with any provisions of this Article IX.

(b)                                 The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to this Article IX, but may accept as conclusive evidence of the correctness thereof, and shall be fully protected in conclusively relying upon, the Officers’ Certificate and Opinion of Counsel, with respect thereto which the Company are obligated to file with the Trustee pursuant to this Article IX.

Section 9.13.                          Voluntary Increase; NYSE Compliance.  (a)  The Company from time to time may increase the Conversion Rate, to the extent permitted by law and subject to any applicable stockholder approval requirement of the NYSE, by any amount for any period of at least 20 days, if the Board of Directors determines that such increase shall be in the Company’s best interests.  The Company may (but is not required to) make such increase in the Conversion Rate (in addition to others provided in this Supplemental Indenture) as the Board of Directors deems advisable to avoid or diminish any income tax to holders of Common Stock resulting from a dividend or distribution of stock, or rights to acquire stock, or similar event; provided, however, that in no event may the Company increase the Conversion Rate such that it causes the Conversion Price to be less than the par value of a share of Common Stock.  The Company shall provide at least 15 days’ written notice to Holders and the Trustee of any increase under this Section 9.13.

(b)                                 The Company may not take any voluntary actions that would result in an adjustment to the Conversion Rate pursuant to Section 9.07 without complying, if applicable, with the stockholder approval rules of The New York Stock Exchange and any similar rule of any United States securities exchange on which the Common Stock is listed at the relevant time.  In accordance with such listing standards, this restriction shall apply at any time when the Notes are outstanding, regardless of whether the Company then has a class of securities listed on The New York Stock Exchange.

Section 9.14.                          Rights Plan.  To the extent that the Company has a Rights Plan in effect upon conversion of the Notes into Common Stock, the Holders shall receive upon conversion of the Notes, the Rights under the Rights Plan, unless prior to conversion, the Rights have separated from the Common Stock, in which case, and only in such case, the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all or substantially all holders of Common Stock shares of its Capital Stock, evidences of indebtedness or other assets or property of ours or rights, options or warrants to acquire its Capital Stock or other securities as described in Section 9.07(c) above, subject to readjustment in the event of the expiration, termination or redemption of such Rights.

Section 9.15.                          Ownership Limit.  Notwithstanding any other provision of this Supplemental Indenture or the Notes, no Holder of Notes shall be entitled to receive shares of Common Stock upon conversion of such Holder’s Notes to the extent that the receipt of such shares of Common Stock would violate any of the limitations on ownership of shares of Common Stock contained in the Charter, unless such Person had been exempted from such limits in the Board of Director’s sole discretion in accordance with the Charter.  Any attempted conversion of Notes that would result in the issuance of shares of Common Stock in excess of such ownership limit in the absence of such an exemption shall be void to the extent of the number of shares of Common Stock that would cause such violation and the related Note or portion thereof shall be returned to the Holder as promptly as practicable.  The Company shall have no further obligation to the Holder with respect to such voided conversion and such Notes shall be treated as if they have not been submitted for conversion.  A Holder of returned Notes may resubmit such Notes for conversion at a later date subject to compliance with the terms hereof and the ownership limits set forth in the Charter.  The foregoing limitation on the right of Holders of Notes to receive shares of Common Stock upon conversion of Notes shall terminate if the restrictions on ownership and transfer of the shares of Common Stock set forth in the Charter shall terminate or if the Board of Directors of the Company shall revoke or otherwise terminate the election by the Company to qualify as a real estate investment trust pursuant to Section 856(g) (or any successor thereto) of the Code.

ARTICLE X

REPURCHASE OF NOTES UPON A FUNDAMENTAL CHANGE

Section 10.01.                   Repurchase of Notes at Option of the Holder Upon a Fundamental Change.  (a)  If a Fundamental Change occurs, each Holder of a Note shall have the right, at the option of the Holder, to require the Company to repurchase all or any of such Holder’s Notes at the Fundamental Change Repurchase Price, on the date specified by the Company that is not less than 20 Business Days and not more than 35 Business Days after the date of the Fundamental Change Company Notice pursuant to Section 10.01(b) (the “Fundamental Change Repurchase Date”).  If the Fundamental Change Repurchase Date is after a Regular Record Date and on or prior to the corresponding Interest Payment Date, the Company shall pay accrued and unpaid interest to the Holder of a Note of record at the close of business on such Regular Record Date and the Fundamental Change Repurchase Price shall be 100% of the principal amount of the Notes to be repurchased.  A Holder may require the Company to repurchase fewer than all of such Holder’s Notes only if the principal amount of Notes to be repurchased is an integral multiple of $1,000; provided that if, following the repurchase of a portion of a Note, the remaining principal amount of such Note outstanding immediately after such repurchase would be less than $2,000, then the portion of such Note so repurchased shall be reduced so that the remaining principal amount of such Note outstanding immediately after such repurchase is $2,000.

(b)                                 Within 15 days after the Fundamental Change Effective Date, the Company, or, at the request of the Company, the Trustee, shall mail a written notice by first-class mail of the occurrence of the Fundamental Change, and of the repurchase right arising therefrom, to the Trustee, Paying Agent and to each Holder at the address shown in the note register of the Registrar (and to beneficial owners as required by applicable law) (the “Fundamental Change Company Notice”).  Simultaneously with providing such Fundamental Change Company Notice, the Company shall publish a notice containing the information that is required in the Fundamental Change Company Notice in a newspaper of general circulation in The City of New York or publish information on a website of the Company or through such other public medium the Company may use at that time.  The Fundamental Change Company Notice shall set forth the Holder’s right to require the Company to purchase the Notes and specify:

(i)                                     the events causing such Fundamental Change;

(ii)                                  the date of such Fundamental Change;

(iii)                               the last date by which the Fundamental Change Repurchase Date must be delivered to elect the repurchase option pursuant to this Section 10.01;

(iv)                              the Fundamental Change Repurchase Price;

(v)                                 the Fundamental Change Repurchase Date;

(vi)                              the name and address of each Paying Agent and Conversion Agent, if applicable;

(vii)                           that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of this Supplemental Indenture; and

(viii)                        the procedures that the Holder must follow to require the Company to repurchase its Notes under this Section 10.01.

At the Company’s written request, the Trustee shall give such Fundamental Change Company Notice in the Company’s name and at the Company’s expense; provided that, unless otherwise agreed by the Trustee, the Company makes such request at least five Business Days prior to the date by which such Fundamental Change Company Notice must be given to the Holders in accordance with this Section 10.01; provided, further, that the text of such Fundamental Change Company Notice shall be prepared by the Company.  If any of the Notes is in the form of a Global Note, then the

Company shall modify such notice to the extent necessary to accord with the Applicable Procedures relating to the purchase of Global Notes.

No failure of the Company to give the foregoing notices or defect therein shall limit any Holder’s right to exercise its right to cause the Company to repurchase such Holder’s Notes pursuant to this Section 10.01.

(c)                                  Repurchases of Notes under this Article X shall be made upon delivery to the Paying Agent by the Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth in the Form of Fundamental Change Repurchase Notice to the Form of Note attached hereto as Exhibit A, if the Notes are Definitive Notes, or in compliance with the Depositary’s procedures for surrendering interests in Global Notes, if the Notes are Global Notes, in each case on or before the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date.

Each Fundamental Change Repurchase Notice shall state:

(i)                                     in the case of Definitive Notes, the certificate numbers of the Notes to be delivered for repurchase;

(ii)                                  the portion of the principal amount of the Notes to be repurchased, which must be in an integral multiple of $1,000  (provided that any portion of a Holders’ Notes not to be repurchased is in a minimum principal amount of at least $2,000); and

(iii)                               that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Supplemental Indenture;

provided, however, that if the Notes are Global Notes, the Fundamental Change Repurchase Notice must comply with appropriate Depositary procedures.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 10.01 shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 10.02.

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

Section 10.02.                   Withdrawal of Fundamental Change Repurchase Notice.  A Fundamental Change Repurchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Corporate Trust Office of the Paying Agent in accordance with this Section 10.02 at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date specifying:

(a)                                 the principal amount of the Notes with respect to which such notice of withdrawal is being submitted;

(b)                                 if Definitive Notes have been issued, the certificate number of the Note in respect of which such notice of withdrawal is being submitted; and

(c)                                  the principal amount, if any, of such Note that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in an integral multiple of $1,000 (provided that any portion of a Holders’ Notes not to be repurchased is in a minimum principal amount of at least $2,000);

provided, however, that if the Notes are Global Notes, the notice must comply with appropriate procedures of the Depositary.

Section 10.03.                   Deposit of Fundamental Change Repurchase Price.  (a)  The Company shall deposit with the Trustee (or other Paying Agent appointed by the Company, or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 2.04) on or prior to 11:00 a.m., New York City time, on the Fundamental Change Repurchase Date, as the case may be, an amount of money sufficient to repurchase all of the Notes to be repurchased at the appropriate Fundamental Change Repurchase Price.  Subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Company), payment for Notes surrendered for repurchase will be made on the later of (i) the Fundamental Change Repurchase Date with respect to such Note (provided the Holder has satisfied the conditions in Section 10.01) and (ii) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by Section 10.01, by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the note register; provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

(b)                                 If by 11:00 a.m. New York City time, on the Fundamental Change Repurchase Date the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to make payment on all the Notes or portions thereof that are to be repurchased on such Fundamental Change Repurchase Date then (i) such Notes will cease to be outstanding, (ii) interest will cease to accrue on such Notes (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent) and (iii) all other rights of the Holders of such Notes will terminate (other than the right to receive the Fundamental Change Repurchase Price).

Section 10.04.                   Repayment to the Company.  To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 10.03 exceeds the aggregate Fundamental Change Repurchase Price of the Notes or portions thereof that the Company is obligated to repurchase pursuant to this Article X, then promptly after the relevant Fundamental Change Repurchase Date the Paying Agent shall return any such excess cash to the Company.

Section 10.05.                   Notes Repurchased in Part.  Upon surrender of any Note that is to be repurchased only in part in accordance with Section 10.01, and promptly after the Fundamental

Change Repurchase Date, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes, of such authorized denomination or denominations as may be requested by such Holder (which must be equal to $2,000 principal amount or greater integral multiples of $1,000), in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered that is not repurchased.

Section 10.06.                   Covenant to Comply with Applicable Laws Upon Repurchase of Notes.  In connection with any repurchase offer pursuant to this Article X, the Company shall, if required:

(a)                                 comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act;

(b)                                 file a Schedule TO or any successor or similar schedule; and

(c)                                  otherwise comply with all federal and state securities laws in connection with any offer by the Company to repurchase the Notes;

in each case, so as to permit the rights and obligations under this Article X to be exercised in the time and in the manner specified in this Article X.

ARTICLE XI

MISCELLANEOUS

Section 11.01.                   Trust Indenture Act Controls.  If any provision of this Supplemental Indenture limits, qualifies or conflicts with the duties imposed by Trust Indenture Act §318(c), the imposed duties shall control.

Section 11.02.                   Notices.  Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (regular, registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Company:

iStar Inc.
1114 Avenue of the Americas, 39th Floor
New York, New York  10036
Facsimile:  (212) 930-9400
Attention:  Chief Executive Officer

With a copy to:

Clifford Chance US LLP
31 West 52nd Street
New York, New York  10019
Facsimile:  (212) 878-8375
Attention:  Kathleen L. Werner, Esq.

If to the Trustee:

U.S. Bank National Association
100 Wall Street, 16th Floor
New York, New York  10005
Facsimile:  (212) 809-4993
Attention:  Corporate Trust Services

The Company or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given:  at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar.  Any notice or communication shall also be so mailed to any Person described in Trust Indenture Act §313(c), to the extent required by the Trust Indenture Act.  Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 11.03.                   Communication by Holders of Notes with Other Holders of Notes.  Holders may communicate pursuant to Trust Indenture Act §312(b) with other Holders with respect to their rights under this Supplemental Indenture or the Notes.  The Company, the Trustee, the Registrar and anyone else shall have the protection of Trust Indenture Act §312(c).

Section 11.04.                   Certificate and Opinion as to Conditions Precedent.  Upon any request or application by the Company to the Trustee to take any action under this Supplemental Indenture, the Company shall furnish to the Trustee:

(a)                                 an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Supplemental Indenture relating to the proposed action have been satisfied; and

(b)                                 an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 11.05.                   Statements Required in Certificate or Opinion.  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Supplemental Indenture (other than a certificate provided pursuant to Trust Indenture Act §314(a)(4)) shall comply with the provisions of Trust Indenture Act §314(e) and shall include:

(a)                                 a statement that the Person making such certificate or opinion has read such covenant or condition;

(b)                                 a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)                                  a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(d)                                 a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 11.06.                   Rules by Trustee and Agents.  The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 11.07.                   No Personal Liability of Directors, Officers, Employees and Stockholders.  No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.

Section 11.08.                   Governing Law.  THIS SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 11.09.                   No Adverse Interpretation of Other Agreements.  This Supplemental Indenture may not be used to interpret any other indenture, loan or debt agreement of the

Company or its Subsidiaries or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this Supplemental Indenture.

Section 11.10.                   Successors.  All agreements of the Company in this Supplemental Indenture and the Notes shall bind its successors.  All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

Section 11.11.                   Severability.  In case any provision in this Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.12.                   Counterpart Originals.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 11.13.                   Table of Contents, Headings, etc.  The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 11.14.                   Force Majeure.  In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 11.15.                   USA PATRIOT Act.  The parties hereto acknowledge that, in accordance with Section 326 of the USA PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee.  The parties to this Supplemental Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the USA PATRIOT Act.

[Signatures on following page]

Dated as of September 20, 2017

iSTAR INC.

	By:	/s/ Geoffrey G. Jervis
		Name:	Geoffrey G. Jervis
		Title:	Chief Operating Officer and Chief Financial Officer

Signature Page to Thirty-second Supplemental Indenture

Dated as of September 20, 2017

U.S. BANK NATIONAL ASSOCIATION,
not in its individual capacity, but solely as Trustee

	By:	/s/ Steven V. Vaccarello
		Name:	Steven V. Vaccarello
		Title:	Vice President

Signature Page to Thirty-second Supplemental Indenture

EXHIBIT A

Global Note Legend

THIS IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS CONVERTIBLE NOTE FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

Restricted Securities Legend

THE SALE OF THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED BELOW), THIS NOTE AND ANY COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE (AND ANY BENEFICIAL INTEREST HEREIN OR THEREIN) MAY NOT BE OFFERED, RESOLD OR OTHERWISE TRANSFERRED, EXCEPT:

(A)                               TO THE COMPANY;

(B)                               PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT;

(C)                               TO A PERSON THAT YOU REASONABLY BELIEVE TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT; OR

(D)                               UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (INCLUDING, IF

AVAILABLE, THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT).

THE “RESALE RESTRICTION TERMINATION DATE” MEANS THE DATE: (A) THAT IS AT LEAST ONE YEAR AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF THE NOTES (INCLUDING THE LAST DATE OF ISSUANCE OF ADDITIONAL NOTES PURSUANT TO THE EXERCISE OF THE INITIAL PURCHASERS’ OPTION TO PURCHASE ADDITIONAL NOTES); AND (B) ON WHICH THE COMPANY HAS INSTRUCTED THE TRUSTEE THAT THIS LEGEND WILL NO LONGER APPLY IN ACCORDANCE WITH THE PROCEDURES DESCRIBED IN THE INDENTURE.

PRIOR TO ANY TRANSFER PURSUANT TO THE FOREGOING CLAUSE (D), THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE AND MAY RELY UPON TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

NO AFFILIATE OF THE COMPANY MAY PURCHASE OR OTHERWISE ACQUIRE NOTES.

Restricted Stock Legend

THE SALE OF THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED BELOW), THIS SECURITY (AND ANY BENEFICIAL INTEREST HEREIN) MAY NOT BE OFFERED, RESOLD, OR OTHERWISE TRANSFERRED, EXCEPT:

(A)                               TO THE COMPANY;

(B)                               PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT; OR

(C)                               UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (INCLUDING, IF AVAILABLE, THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT).

THE “RESALE RESTRICTION TERMINATION DATE” MEANS THE DATE: (A) THAT IS AT LEAST ONE YEAR AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF THE COMPANY’S 3.125% CONVERTIBLE SENIOR NOTES DUE 2022 (INCLUDING THE LAST DATE OF ISSUANCE OF ADDITIONAL NOTES PURSUANT TO THE EXERCISE OF THE INITIAL PURCHASERS’ OPTION TO PURCHASE ADDITIONAL NOTES); AND (B) ON WHICH THE COMPANY HAS INSTRUCTED THE TRANSFER AGENT THAT THIS LEGEND WILL NO LONGER APPLY, IN ACCORDANCE WITH THE PROCEDURES DESCRIBED IN THE INDENTURE FOR THE NOTES.

PRIOR TO ANY TRANSFER PURSUANT TO THE FOREGOING CLAUSE (C), THE COMPANY AND THE COMPANY’S TRANSFER AGENT RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE AND MAY RELY UPON TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

EXHIBIT B

[Face of Note]

[Insert the Global Note Legend and/or the Restricted Securities Legend, if applicable pursuant to the provisions of the Supplemental Indenture]

CUSIP: 45031U CA7
ISIN: US45031UCA79

3.125% Convertible Senior Notes due 2022

No.	$[ ]

iSTAR INC.

promises to pay to [if a Global Note:  CEDE & Co.] [if a Definitive Note:                 ], or registered assigns, the principal sum of $[       ] [if a Global Note:  (as revised by the Schedule of Exchanges of Interests in the Global Note attached hereto)] on September 15, 2022.

Interest Payment Dates:  March 15 and September 15, commencing March 15, 2018

Record Dates:  March 1 and September 1

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to convert this Note into cash and shares of Common Stock (together with cash in lieu of fractional shares) on the terms and subject to the limitations set forth in the Indenture.  Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

IN WITNESS WHEREOF, iSTAR INC. has caused this instrument to be duly signed.

iSTAR INC.

By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series described in the within-mentioned Indenture and Supplemental Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Dated:

[Back of Note]
3.125% Convertible Senior Notes due 2022

Capitalized terms used herein shall have the meanings assigned to them in the Supplemental Indenture referred to below unless otherwise indicated.

1.                                      Interest.  iStar Inc., a Maryland corporation (the “Company”), promises to pay interest on the principal amount of this Note at the rate of 3.125% per annum from September 20, 2017 until Maturity (or any applicable Fundamental Change Repurchase Date).  The Company will pay interest semi-annually in arrears on March 15 and September 15 of each year, commencing March 15, 2018, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”).  Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from September 20, 2017.  The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal from time to time on demand at the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.                                      Method of Payment.  The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the March 1 or September 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Supplemental Indenture with respect to defaulted interest.  The Notes will be payable as to principal and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent.  Such payment shall be in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts.  In the case of certificated Notes, the Company reserves the right to pay interest to Holders of Notes by check mailed to such Holders at their registered addresses or by wire transfer to Holders of at least $5.0 million aggregate principal amount of Notes.

3.                                      Paying Agent and Registrar.  Initially, U.S. Bank National Association, the Trustee under the Supplemental Indenture, will act as Paying Agent and Registrar.  The Company may change any Paying Agent or Registrar without notice to any Holder.  The Company or any of its Subsidiaries may act in any such capacity.

4.                                      Indenture.  The Company issued the Notes under an Indenture, dated as of February 5, 2001 (the “Base Indenture”), as amended and supplemented, including as supplemented by the Supplemental Indenture, dated as of September 20, 2017 (as it may be amended or supplemented, the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”), between the Company and the Trustee.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb).  The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.  The Notes are obligations of the Company.  The Company is issuing $250,000,000 in aggregate principal amount of Notes on the Issue Date and may issue Additional Notes in accordance with the terms of the Indenture.

5.                                      Repurchase Upon Fundamental Change.  Upon the occurrence of a Fundamental Change, each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes or any portion thereof on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.  However, a Holder may only require the Company to repurchase fewer than all of such Holder’s Notes if the principal amount of Notes to be repurchased is an integral multiple of $1,000.

6.                                      Conversion.  Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, prior to the close of business on the second scheduled trading day immediately preceding the Maturity Date (if not previously repurchased), to convert any Notes or portion thereof at a Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture; provided that a Holder may only convert fewer than all of such Holder’s Notes if the principal amount of Notes to be converted is an integral multiple of $1,000; provided, further, that if, following the conversion of a portion of a Note, the remaining principal amount of such Note outstanding immediately after such conversion would be less than $2,000, then the portion of such Note so converted shall be reduced so that the remaining principal amount of such Note outstanding immediately after such conversion is $2,000. Upon conversion, the Holder shall receive cash and any shares of Common Stock of the Company and/or other property deliverable in respect of such conversion as provided in the Supplemental Indenture.

7.                                      Mandatory Redemption.  The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

8.                                      Denominations, Transfer, Exchange.  The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Supplemental Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company and the Trustee may require a Holder to pay any taxes and fees required by law or permitted by the Supplemental Indenture.

9.                                      Persons Deemed Owners.  The registered Holder of a Note may be treated as its owner for all purposes.

10.                               Amendment, Supplement and Waiver.  Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding, voting as a single class, and any existing Default or compliance with any provision of the Indenture or the Notes may be waived with the written consent of the Holders of a majority in principal amount of the Notes then outstanding, voting as a single class.  Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented:  (a) to cure any ambiguity, defect or inconsistency that does not adversely affect in any material respect the rights hereunder of any Holder of the Notes under the Indenture; (b) to provide for uncertificated Notes in addition to or in place of certificated Notes; (c) to alter the provisions of the Indenture to provide for the assumption of the Company’s obligations to the Holders by a successor to the Company pursuant to Article IV of the Supplemental Indenture; (d) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect in any material respect the rights hereunder of any Holder of the Notes; (e) to conform the provisions of the Indenture and the Notes to the “Description of the Notes” section of the Offering Memorandum dated September 14, 2017 relating to the offering of the Notes; (f) to comply with requirements of the Securities and Exchange Commission in connection with the qualification of the Indenture under the Trust Indenture Act of 1939, as amended; (g) to comply with the rules of any applicable depositary; (h) to evidence and provide for the acceptance of appointment under the Indenture of a successor Trustee; (i) to add guarantees; (j) to provide for conversion rights of Holders if any recapitalization, reclassification or change of Common Stock or any consolidation, merger or sale, conveyance or lease of all or substantially all of the Company’s assets or a statutory share exchange occurs; or (k) to increase the Conversion Rate, provided that the increase will not adversely affect the interests of the Holders in any material respect.

11.                               Defaults and Remedies.  Events of Default are set forth in the Supplemental Indenture.  If any Event of Default occurs with respect to the Notes and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable.  Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice.  Holders may not enforce the Indenture or the Notes except as provided in the Indenture.  Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in writing in its exercise of any trust or power.  The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.  The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes or delivery of shares of Common Stock and/or Reference Property upon a conversion.  The Company is required to deliver to the Trustee annually a statement regarding compliance with the Supplemental Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

12.                               Trustee Dealings with Company.  The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

13.                               No Recourse Against Others.  A director, officer, employee, incorporator or stockholder, of the Company, as such, shall not have any liability for any obligations of the Company under the Notes or the Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of the Notes.

14.                               Authentication.  This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

15.                               Abbreviations.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

16.                               CUSIP Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes.  No representation is made as to the accuracy of such numbers either as printed on the Notes and reliance may be placed only on the other identification numbers placed thereon.

17.                               Additional Interest.  Holders shall be entitled to payments of Additional Interest to the extent set forth in the Indenture.  References herein to “interest” include any Additional Interest.

18.                               Governing Law.  THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Company will furnish to any Holder upon written request and without charge a copy of the Supplemental Indenture.  Requests may be made to:

iStar Inc.
1114 Avenue of the Americas, 39th Floor
New York, New York  10036
Attention:  Investor Relations

FORM OF NOTICE OF CONVERSION

To convert this Note into shares of Common Stock of the Company, check the box ☐

To convert only part of this Note, state the principal amount to be converted (which must be $2,000 or an integral multiple of $1,000 in excess thereof):

If you want any stock certificate made out in another Person’s name fill in the form below:

(Insert the other Person’s soc.  sec. or tax ID no.)

(Print or type other Person’s name, address and zip code)

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Signature Guaranteed

Participant in a Recognized Signature
Guarantee Medallion Program

By:
Authorized Signatory

FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from iStar Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and hereby directs the Company to pay, or cause the Trustee to pay, it or an amount in cash equal to 100% of the entire principal amount, or the portion thereof (which must be $2,000 or an integral multiple of $1,000 in excess thereof) below designated, to be repurchased plus interest accrued to, but excluding, the Fundamental Change Repurchase Date, as provided in the Indenture.

Dated:

Signature(s)

Signature(s) must be guaranteed by an
Eligible Guarantor Institution with
membership in an approved signature
guarantee program pursuant to Rule 17Ad-15
under the Securities Exchange Act of 1934.

Signature Guaranteed

Principal amount to be repurchased (at least
U.S. $2,000 or an integral multiple of
$1,000 in excess thereof):

Remaining principal amount to be repurchased
(at least U.S. $2,000 or an integral multiple of
$1,000 in excess thereof):

By:
Authorized Signatory

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s Soc. Sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                                                                                to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*                                         Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee or Note Custodian

*  To be included if Note is a Global Note.

EXHIBIT C

FORM OF TRANSFER CERTIFICATE

1.5% Convertible Senior Notes due 2016

Transfer Certificate

In connection with any transfer of any of the Notes within the period prior to the expiration of the holding period applicable to sales thereof under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”) (or any successor provision), the undersigned registered owner of this Note hereby certifies with respect to $            principal amount of the above-captioned Notes presented or surrendered on the date hereof (the “Surrendered Notes”) for registration of transfer, or for exchange or conversion where the securities issuable upon such exchange or conversion are to be registered in a name other than that of the undersigned registered owner (each such transaction being a “transfer”), that such transfer complies with the restrictive legend set forth on the face of the Surrendered Notes for the reason checked below:

☐  A transfer of the Surrendered Notes is made to the Company or any of its Subsidiaries; or

☐  The transfer of the Surrendered Notes complies with Rule 144A under the Securities Act; or

☐  The transfer of the Surrendered Notes is pursuant to an effective registration statement under the Securities Act; or

☐  The transfer of the Surrendered Notes is pursuant to another available exemption from the registration requirement of the Securities Act.

Date:

By:

(If the registered owner is a corporation, partnership or fiduciary, the title of the Person signing on behalf of such registered owner must be stated.)

Signature Guaranteed

Participant in a Recognized Signature

Guarantee Medallion Program

By:

Authorized Signatory